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                                                                  Execution Copy
                                                                  --------------


                          AGREEMENT AND PLAN OF MERGER

                                      among

                          HYPERION SOFTWARE CORPORATION

                           ARBOR SOFTWARE CORPORATION

                                       and

                                HSC MERGER CORP.

                                  May 25, 1998



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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I -- THE MERGER.......................................................2

  Section 1.01  Effective Time of the Merger..................................2
  Section 1.02  Closing.......................................................2
  Section 1.03  Effects of the Merger.........................................2
  Section 1.04  Directors and Officers of Newco...............................2
  Section 1.05  Charter and Bylaws of Newco...................................3

ARTICLE II -- CONVERSION OF SECURITIES........................................4

  Section 2.01  Conversion of Capital Stock...................................4
  Section 2.02  Exchange of Certificates......................................4

ARTICLE III -- REPRESENTATIONS AND WARRANTIES
                 OF ARBOR AND SUB.............................................8

  Section 3.01  Organization of Arbor and Sub.................................8
  Section 3.02  Arbor Capital Structure.......................................9
  Section 3.03  Authority; No Conflict; Required Filings and Consents........10
  Section 3.04  SEC Filings; Financial Statements............................12
  Section 3.05  No Undisclosed Liabilities...................................12
  Section 3.06  Absence of Certain Changes or Events.........................12
  Section 3.07  Taxes........................................................13
  Section 3.08  Properties...................................................15
  Section 3.09  Intellectual Property........................................15
  Section 3.10  Agreements, Contracts and Commitments........................16
  Section 3.11  Litigation...................................................16
  Section 3.12  Environmental Matters........................................16
  Section 3.13  Employee Benefit Plans.......................................17
  Section 3.14  Compliance With Laws.........................................18
  Section 3.15  Accounting and Tax Matters...................................18
  Section 3.16  Registration Statement; Proxy Statement/Prospectus...........18
  Section 3.17  Labor Matters................................................19
  Section 3.18  Insurance; Risk Management...................................19
  Section 3.19  No Existing Discussions......................................20
  Section 3.20  Opinion of Financial Advisor.................................20
  Section 3.21  Section 203 of the DGCL Not Applicable.......................20
  Section 3.22  Insider Trading Policies and Practices.......................20
  Section 3.23  Interim Operations of Sub....................................20


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ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF HYPERION.....................21

  Section 4.01  Organization of Hyperion.....................................21
  Section 4.02  Hyperion Capital Structure...................................22
  Section 4.03  Authority; No Conflict; Required Filings and Consents........23
  Section 4.04  SEC Filings; Financial Statements............................24
  Section 4.05  No Undisclosed Liabilities...................................25
  Section 4.06  Absence of Certain Changes or Events.........................25
  Section 4.07  Taxes........................................................25
  Section 4.08  Properties...................................................27
  Section 4.09  Intellectual Property........................................27
  Section 4.10  Agreements, Contracts and Commitments........................28
  Section 4.11  Litigation...................................................28
  Section 4.12  Environmental Matters........................................28
  Section 4.13  Employee Benefit Plans.......................................29
  Section 4.14  Compliance With Laws.........................................30
  Section 4.15  Accounting and Tax Matters...................................30
  Section 4.16  Registration Statement; Proxy Statement/Prospectus...........30
  Section 4.17  Labor Matters................................................31
  Section 4.18  Insurance; Risk Management...................................31
  Section 4.19  No Existing Discussions......................................31
  Section 4.20  Opinion of Financial Advisor.................................31
  Section 4.21  Section 203 of the DGCL Not Applicable.......................32
  Section 4.22  Insider Trading Policies and Practices.......................32
  Section 4.23  Rights Agreement.............................................32

ARTICLE V -- CONDUCT OF BUSINESS.............................................32

  Section 5.01  Covenants of Arbor and Hyperion..............................32
  Section 5.02  Cooperation..................................................34
  Section 5.03  Arbor Rights Plan............................................34

ARTICLE VI -- ADDITIONAL AGREEMENTS..........................................35

  Section 6.01  No Solicitation..............................................35
  Section 6.02  Proxy Statement/Prospectus; Registration Statement...........36
  Section 6.03  Nasdaq Quotation.............................................37
  Section 6.04  Access to Information........................................37
  Section 6.05  Stockholders' Meetings.......................................37
  Section 6.06  Legal Conditions to Merger...................................38
  Section 6.07  Public Disclosure............................................40
  Section 6.08  Tax-Free Reorganization......................................40
  Section 6.09  Pooling Accounting...........................................40
  Section 6.10  Affiliate Agreements.........................................40


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  Section 6.11  Nasdaq Quotation.............................................40
  Section 6.12  Stock Plans..................................................41
  Section 6.13  Brokers or Finders...........................................42
  Section 6.14  Indemnification..............................................42
  Section 6.15  Letter of Hyperion's Accountants.............................43
  Section 6.16  Letter of Arbor's Accountants................................43
  Section 6.17  Schedules....................................................43

ARTICLE VII -- CONDITIONS TO MERGER..........................................44

  Section 7.01  Conditions to Each Party's Obligation To Effect the Merger...44
  Section 7.02  Additional Conditions to Obligations of Hyperion.............45
  Section 7.03  Additional Conditions to Obligations of Arbor and Sub........46

ARTICLE VIII -- TERMINATION AND AMENDMENT....................................46

  Section 8.01  Termination..................................................46
  Section 8.02  Effect of Termination........................................48
  Section 8.03  Fees and Expenses............................................48
  Section 8.04  Amendment....................................................50
  Section 8.05  Extension; Waiver............................................50

ARTICLE IX -- MISCELLANEOUS..................................................50

  Section 9.01  Nonsurvival of Representations, Warranties and Agreements....50
  Section 9.02  Notices......................................................51
  Section 9.03  Interpretation...............................................52
  Section 9.04  Counterparts.................................................52
  Section 9.05  Entire Agreement; No Third Party Beneficiaries...............52
  Section 9.06  Governing Law................................................53
  Section 9.07  Assignment...................................................53

Exhibit A  -  Hyperion Stock Option Agreement
Exhibit B  -  Arbor Stock Option Agreement
Exhibit C  -  Director and Officer Designees
Exhibit D  -  Affiliate Agreements


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                             TABLE OF DEFINED TERMS

Acquisition Proposal............................................ Section 6.01(a)
Affiliate....................................................... Section 6.10
Affiliate Agreement............................................. Section 6.10
Agreement....................................................... Preamble
Alternative Transaction......................................... Section 8.03(g)
Antitrust Laws.................................................. Section 6.06(b)
Arbor........................................................... Preamble
Arbor Affiliated Group.......................................... Section 3.07(b)
Arbor Affiliated Period......................................... Section 3.07(b)
Arbor Balance Sheet............................................. Section 3.04(b)
Arbor  Charter Amendment........................................ Section 6.05(a)
Arbor Common Stock.............................................. Section 2.01(b)
Arbor Designees................................................. Section 1.04(a)
Arbor Disclosure Schedule....................................... Article III
Arbor Employee Plans............................................ Section 3.13(a)
Arbor Intellectual Property Rights.............................. Section 3.09(a)
Arbor Material Contracts........................................ Section 3.10
Arbor Material Adverse Effect................................... Section 3.01
Arbor Notes..................................................... Section 3.02(a)
Arbor Preferred Stock........................................... Section 3.02(a)
Arbor SEC Reports............................................... Section 3.04(a)
Arbor Stock Option Agreement.................................... Preamble
Arbor Stock Plans............................................... Section 3.02(a)
Arbor Stockholders' Meeting..................................... Section 3.16
Arbor Third Party Intellectual Property......................... Section 3.09(b)



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Arbor Voting Proposals......................................... Section 6.05(a)
Bankruptcy and Equity Exception................................ Section 3.03(a)
Certificate of Merger.......................................... Section 1.01
Certificates................................................... Section 2.02(b)
Closing........................................................ Section 1.02
Closing Date................................................... Section 1.02
Code........................................................... Preamble
Confidentiality Agreement...................................... Section 6.01(a)
Constituent Corporations....................................... Section 1.03
Costs.......................................................... Section 6.14(a)
DGCL........................................................... Section 1.01
Effective Time................................................. Section 1.01
Environmental Law.............................................. Section 3.12(b)
ERISA.......................................................... Section 3.13(a)
ERISA Affiliate................................................ Section 3.13(a)
Exchange Act................................................... Section 3.03(c)
Exchange Agent................................................. Section 2.02(a)
Exchange Fund.................................................. Section 2.02(a)
Exchange Ratio................................................. Section 2.01(c)
GAAP........................................................... Section 3.04(b)
Governmental Entity............................................ Section 3.03(c)
Hazardous Substance............................................ Section 3.12(c)
HSR Act........................................................ Section 3.03(c)
Hyperion....................................................... Preamble
Hyperion Affiliated Group...................................... Section 4.07(a)
Hyperion Affiliated Period..................................... Section 4.07(a)
Hyperion Balance Sheet......................................... Section 4.04(b)

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Hyperion Common Stock.......................................... Section 2.01(b)
Hyperion Designees............................................. Section 1.04(a)
Hyperion Disclosure Schedule................................... Article IV
Hyperion Employee Plans........................................ Section 4.13(a)
Hyperion Intellectual Property Rights.......................... Section 4.09(a)
Hyperion Third Party Intellectual Property Rights.............. Section 4.09(b)
Hyperion Material Adverse Effect............................... Section 4.01
Hyperion Material Contracts.................................... Section 4.10
Hyperion Preferred Stock....................................... Section 4.02(a)
Hyperion Rights................................................ Section 4.02(b)
Hyperion Rights Plan........................................... Section 4.02(b)
Hyperion SEC Reports........................................... Section 4.04(a)
Hyperion Stock Option.......................................... Section 6.12(a)
Hyperion Stock Option Agreement................................ Preamble
Hyperion Stock Plans........................................... Section 4.02(a)
Hyperion Stockholders' Meeting................................. Section 3.16
Hyperion Balance Sheet......................................... Section 4.04(b)
Indemnified Parties............................................ Section 6.14(a)
IRS............................................................ Section 3.07(b)
Joint Proxy Statement.......................................... Section 3.16
Merger......................................................... Preamble
Newco.......................................................... Preamble
Newco Board.................................................... Section 1.04(a)
Order.......................................................... Section 6.06(b)
Outside Date................................................... Section 8.01(b)
Registration Statement......................................... Section 3.16
Rule 145....................................................... Section 6.10


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SEC............................................................ Section 3.03(c)
Second Request................................................. Section 6.06(b)
Securities Act................................................. Section 3.04(a)
Stock Option Agreements........................................ Preamble
Sub............................................................ Preamble
Subsidiary..................................................... Section 3.01
Superior Proposal.............................................. Section 6.01(a)
Surviving Corporation.......................................... Section 1.03
Tax............................................................ Section 3.07(a)
Taxes.......................................................... Section 3.07(a)
Tax Returns.................................................... Section 3.07(a)
Third Party.................................................... Section 8.03(g)

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

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of May 25, 1998, by and among Hyperion Software Corporation, a Delaware corporation ("Hyperion"), Arbor Software Corporation, a Delaware corporation ("Arbor"), and HSC Merger Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Arbor ("Sub").

     WHEREAS, the Boards of Directors of Hyperion and Arbor deem it advisable and in the best interests of each corporation and its respective stockholders that Hyperion and Arbor combine in order to advance the long-term business interests of Hyperion and Arbor;

     WHEREAS, the combination of Hyperion and Arbor shall be effected by the terms of this Agreement through a merger in which the stockholders of Hyperion will become stockholders of Arbor (the "Merger");

     WHEREAS, upon the closing of the Merger, the name of Arbor shall be changed to "Hyperion Solutions Corporation" (Arbor, from and after the Merger, being sometimes hereinafter referred to as "Newco");

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Hyperion's and Arbor's willingness to enter into this Agreement, Hyperion and Arbor have entered into (a) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as EXHIBIT A (the "Hyperion Stock Option Agreement"), pursuant to which Arbor granted Hyperion an option to purchase shares of common stock of Arbor under certain circumstances, and (b) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as EXHIBIT B (the "Arbor Stock Option Agreement" and, together with the Hyperion Stock Option Agreement, the "Stock Option Agreements"), pursuant to which Hyperion granted Arbor an option to purchase shares of common stock of Hyperion under certain circumstances;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

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                                    ARTICLE I

                                   THE MERGER

     Section 1.01 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, a certificate of merger in such form as is required by the relevant provisions of the Delaware General Corporation Law ("DGCL") (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 1.03) and thereafter delivered to the Secretary of State of the State of Delaware, for filing, as provided in the DGCL, as soon as practicable on or after the Closing Date (as defined in Section 1.02). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     Section 1.02 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m., California Time, on a date to be specified by Hyperion and Arbor, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.01, 7.02 and
7.03 (the "Closing Date"), at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California, unless another date, place or time is agreed to in writing by Hyperion and Arbor.

     Section 1.03 EFFECTS OF THE MERGER. At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Hyperion (Sub and Hyperion are sometimes referred to below as the "Constituent Corporations" and Hyperion is sometimes referred to below as the "Surviving Corporation"),
(ii) the Certificate of Incorporation of Hyperion shall be amended so that
Article IV of such Certificate of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000, all of which shall consist of Common Stock, par value $.01 per share," and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, (iii) the Bylaws of the Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, (iv) all the property, rights, privileges, powers and franchises and duties of Sub and Hyperion shall vest in the Surviving Corporation, and (v) all debts, liabilities and duties of Hyperion and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.04 DIRECTORS AND OFFICERS OF NEWCO.

     (a) Arbor shall take all actions necessary to cause the directors comprising the full Board of Directors of Arbor at the Effective Time (the "Newco Board") to be

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comprised of seven directors. Initially, four of such directors shall be designated by Hyperion (the "Hyperion Designees") and three of such directors shall be designated by Arbor (the "Arbor Designees"). Hyperion hereby designates the persons listed as such on EXHIBIT C-1 hereto as the initial Hyperion Designees. Arbor hereby designates the persons listed as such on EXHIBIT C-2 hereto as the initial Arbor Designees. Each class of directors of Newco shall consist, at the Effective Time, of the Hyperion Designees and the Arbor Designees as set forth on EXHIBIT C-3. If, prior to the Effective Time, any of the Hyperion Designees or Arbor Designees shall decline or be unable to serve as a Hyperion Designee or an Arbor Designee, Hyperion (if such person was so designated by Hyperion) or Arbor (if such person was so designated by Arbor) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other party.

     (b) At the Effective Time, Arbor shall cause the persons listed on EXHIBIT C-4 to be named as officers of Newco, holding the positions therein indicated; provided, that if any such persons are unwilling or unable to serve in such capacities, their replacements shall be selected by the Newco Board as constituted at the Effective Time. Newco shall also have such other officers as may be elected by the Newco Board.

     (c) The foregoing officers and directors of Newco shall hold their positions until their resignation or removal or the election or appointment of their successors in the manner provided by Newco's charter documents and applicable law.

     Section 1.05 CHARTER AND BYLAWS OF NEWCO.

     (a) At the Arbor Stockholders' Meeting (as defined in Section 3.16), Arbor shall, in accordance with Section 6.05, propose, among other things, that its Certificate of Incorporation be amended to: (i) change the name of Arbor to "Hyperion Solutions Corporation," (ii) increase the authorized number of shares of Arbor Common Stock to 300,000,000 shares, (iii) create a staggered Board of Directors, and (iv) incorporate into its Certificate of Incorporation indemnification provisions in substantially the form set forth in Arbor's current Bylaws.

     (b) Arbor shall amend its Bylaws so that the Bylaws of Newco, upon the Effective Time, shall be as set forth as an Exhibit to Section 1.05 to the Arbor Disclosure Schedule (as defined in Article III below).


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                                   ARTICLE II

                            CONVERSION OF SECURITIES

     Section 2.01 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Hyperion Common Stock or capital stock of Sub:

     (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

     (b) CANCELLATION OF TREASURY STOCK AND ARBOR-OWNED STOCK. All shares of Common Stock of Hyperion ("Hyperion Common Stock") that are owned by Hyperion as treasury stock and any shares of Hyperion Common Stock owned by Arbor, Sub or any other wholly-owned Subsidiary (as defined in Section 3.01) of Arbor shall be canceled and retired and shall cease to exist and no stock of Arbor or other consideration shall be delivered in exchange therefor. All shares of Common Stock, par value $.001 per share, of Arbor ("Arbor Common Stock") owned by Hyperion shall be unaffected by the Merger.

     (c) EXCHANGE RATIO FOR HYPERION COMMON STOCK. Subject to Section 2.02, each issued and outstanding share of Hyperion Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive .95 shares (the "Exchange Ratio") of Arbor Common Stock. All such shares of Hyperion Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Arbor Common Stock and any cash in lieu of fractional shares of Arbor Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest.

     (d) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Arbor Common Stock or Hyperion Common Stock), reorganization, recapitalization or other like change with respect to Arbor Common Stock or Hyperion Common Stock occurring after the date hereof and prior to the Effective Time.

     Section 2.02 EXCHANGE OF CERTIFICATES. The procedures for exchanging outstanding shares of Hyperion Common Stock for Arbor Common Stock pursuant to the Merger are as follows:

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     (a) EXCHANGE AGENT. As of the Effective Time, Arbor shall deposit with a bank or trust company designated by Hyperion and Arbor (the "Exchange Agent"), for the benefit of the holders of shares of Hyperion Common Stock, for exchange in accordance with this Section 2.02, through the Exchange Agent, (i) certificates representing the shares of Arbor Common Stock (such shares of Arbor Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.01 in exchange for outstanding shares of Hyperion Common Stock, and
(ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 2.02(e).

     (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, but not later than ten business days thereafter, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Hyperion Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.01 into the right to receive shares of Arbor Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Hyperion and Arbor may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Arbor Common Stock (plus cash in lieu of fractional shares, if any, of Arbor Common Stock as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Hyperion and Arbor, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Arbor Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and payment in lieu of fractional shares which the holder of such Certificate has the right to receive pursuant to
Section 2.02(e), and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Hyperion Common Stock which is not registered in the transfer records of Hyperion, a certificate representing the proper number of shares of Arbor Common Stock may be issued to a transferee if the Certificate representing such Hyperion Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer or other applicable taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Arbor Common Stock and cash in lieu of any fractional shares of Arbor Common Stock as contemplated by this
Section 2.02.

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

     (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Arbor Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Arbor Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Arbor Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Arbor Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Arbor Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Arbor Common Stock.

     (d) NO FURTHER OWNERSHIP RIGHTS IN HYPERION COMMON STOCK. All shares of Arbor Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to subsection
(c) or (e) of this Section 2.02) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Hyperion Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Hyperion on such shares of Hyperion Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 5.01) prior to the date hereof and which remain unpaid at the Effective Time, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Hyperion Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.02.

     (e) NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Arbor Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Arbor. Notwithstanding any other provision of this Agreement, each holder of shares of Hyperion Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Arbor Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Arbor Common Stock multiplied by the average of the last reported sales prices of Arbor Common

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

Stock, as reported on the Nasdaq National Market, on each of the ten trading days immediately preceding the Closing Date.

     (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the stockholders of Hyperion for 180 days after the Effective Time shall be delivered to Arbor, upon demand, and any stockholders of Hyperion who have not previously complied with this Section 2.02 shall thereafter look only to Arbor for payment of their claim for Arbor Common Stock, any cash in lieu of fractional shares of Arbor Common Stock and any dividends or distributions with respect to Arbor Common Stock.

     (g) NO LIABILITY. To the extent permitted by applicable law, neither Arbor nor Hyperion shall be liable to any holder of shares of Arbor Common Stock or Hyperion Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) WITHHOLDING RIGHTS. Each of Arbor and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Hyperion Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Arbor, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Hyperion Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Arbor, as the case may be.

     (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Arbor Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Arbor Common Stock deliverable in respect thereof pursuant to this Agreement.

     (j) AFFILIATES. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Affiliate (as defined in Section 6.10) of Hyperion shall not be exchanged until Arbor has received an Affiliate Agreement (as defined in Section 6.10) from such Affiliate.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF ARBOR AND SUB

     Arbor and Sub represent and warrant to Hyperion that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedule delivered by Arbor to Hyperion prior to the execution and delivery of this Agreement (the "Arbor Disclosure Schedule"). The Arbor Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III and the disclosure in any section or paragraph shall qualify other sections and paragraphs in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections and paragraphs.

     Section 3.01 ORGANIZATION OF ARBOR AND SUB. Each of Arbor and Sub and Arbor's other Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have an Arbor Material Adverse Effect (as defined below). Except as set forth in the Arbor SEC Reports (as defined in Section 3.04) filed prior to the date hereof, neither Arbor nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Arbor and comprising less than five percent (5%) of the outstanding stock of such company. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, any reference to a party's "knowledge" means, with respect to a matter, such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party and its Subsidiaries reasonably believed to have knowledge of such matter. For purposes of this Agreement, the term "Arbor Material Adverse Effect" means any effect that is, or would reasonably be expected to be, materially adverse to the business, properties, financial condition or results of operations of Arbor and its Subsidiaries, taken as a whole; provided, however, that (i) any adverse change, event or effect that is demonstrated to be primarily caused by conditions affecting the United States economy generally or the economy of any nation or region in which Arbor or any of its Subsidiaries conducts business that is material to the business of Arbor and its Subsidiaries, taken as a whole, shall not be taken into account in determining whether there has been or would be an "Arbor Material Adverse Effect" on or with respect to Arbor and its Subsidiaries, taken as a whole, (ii) any adverse change, event or effect that is demonstrated to be primarily caused by conditions generally affecting the enterprise software industry shall not be taken into account in determining whether there has been or would be an "Arbor Material Adverse Effect" on or with respect to Arbor and its Subsidiaries, taken as a whole, (iii) any adverse change, event or effect that is demonstrated to be primarily caused by the announcement or pendency of the Merger shall not be taken into account in determining whether there has been or would be an "Arbor Material Adverse Effect" on or with respect to Arbor and its Subsidiaries, taken as a whole, and (iv) any adverse change in the stock price of Arbor as quoted on the Nasdaq National Market shall not be taken into account in determining whether there has been or would be an "Arbor Material Adverse Effect" on or with respect to Arbor and its Subsidiaries, taken as a whole.

     Section 3.02 ARBOR CAPITAL STRUCTURE.

     (a) The authorized capital stock of Arbor consists of 50,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value ("Arbor Preferred Stock"). As of March 31, 1998, (i) 11,402,591 shares of Arbor Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 1,774,402 shares of Arbor Common Stock were reserved for issuance upon conversion of Arbor's 4 1/2% Convertible Subordinated Notes Due 2005 in the original principal amount of $100,000,000 (the "Arbor Notes") and (iii) no shares of Arbor Common Stock were held in the treasury of Arbor or by Subsidiaries of Arbor. Section 3.02 of the Arbor Disclosure Schedule shows the number of shares of Arbor Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of March 31, 1998 and the plans under which such options were granted (together with the Arbor Employee Stock Purchase Plan, the "Arbor Stock Plans"). No material change in such capitalization has occurred between March 31, 1998 and the date of this Agreement. As of the date of this Agreement, none of the shares of Arbor Preferred Stock is issued and outstanding. All shares of Arbor Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Arbor or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Arbor Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Arbor's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Arbor or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Arbor's voting rights, charges or other encumbrances of any nature.

     (b) Except as set forth in this Section 3.02 or as reserved for future grants of options and issuances of shares of Common Stock under the Arbor Stock Plans, the Arbor Notes or the Hyperion Stock Option Agreement, there are no equity securities of any class of Arbor or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in the Arbor SEC Reports filed prior to the date hereof, in the Hyperion Stock Option Agreement or disclosed in Section 3.02 of the Arbor Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Arbor or any of its Subsidiaries is a party or by which it is bound obligating Arbor or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Arbor or any of its Subsidiaries or obligating Arbor or any of its Subsidiaries to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Arbor, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Arbor.

     Section 3.03 AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) Each of Arbor and Sub has all requisite corporate power and authority to enter into this Agreement and the Hyperion Stock Option Agreement and to consummate the transactions contemplated by this Agreement and the Hyperion Stock Option Agreement. The execution and delivery of this Agreement and the Hyperion Stock Option Agreement and the consummation of the transactions contemplated by this Agreement and the Hyperion Stock Option Agreement by Arbor have been duly authorized by all necessary corporate action on the part of each of Arbor and Sub (including the approval of the Merger by Arbor as the sole stockholder of Sub), subject only to the approval of the Arbor Voting Proposals (as defined in Section 6.05) by Arbor's stockholders. This Agreement and the Hyperion Stock Option Agreement have been duly executed and delivered by Arbor and, in the case of this Agreement, Sub, and constitute the valid and binding obligations of Arbor and, in the case of this Agreement, Sub, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

     (b) The execution and delivery of this Agreement and the Hyperion Stock Option Agreement by Arbor and, in the case of this Agreement, Sub, does not, and the consummation of the transactions contemplated by this Agreement and the Hyperion Stock Option Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Arbor or Sub, each as amended to date, (ii) result in any violation of, or default under or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Arbor or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Arbor or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations that are not, individually or in the aggregate, reasonably likely to have an Arbor Material Adverse Effect.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Arbor or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Hyperion Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Registration Statement (as defined in Section 3.16 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act, (iii) the filing of the Certificate of Merger with the Secretary of State of Delaware, (iv) the filing of the Joint Proxy Statement (as defined in Section 3.16 below) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the National Association of Securities Dealers, Inc., and any clearance thereof by the SEC,
(v) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have an Arbor Material Adverse Effect.

     Section 3.04 SEC FILINGS; FINANCIAL STATEMENTS.

     (a) Arbor has filed and made available to Hyperion all forms, reports and documents required to be filed by Arbor with the SEC since April 1, 1995 other than registration statements on Form S-8 (collectively, the "Arbor SEC Reports"). The Arbor SEC Reports (i) at the time filed or, with respect to registration statements filed with the SEC under the Securities Act, as of the effective date thereof, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Arbor SEC Reports or necessary in order to make the statements in such Arbor SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Arbor's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Arbor SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Arbor and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of Arbor as of March 31, 1998 is referred to herein as the "Arbor Balance Sheet."

     Section 3.05 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Arbor SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since March 31, 1998 in the ordinary course of business consistent with past practices, Arbor and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate are reasonably likely to have an Arbor Material Adverse Effect.

     Section 3.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Arbor SEC Reports filed prior to the date hereof, during the period commencing on the date of the Arbor Balance Sheet and ending on the date of this Agreement, Arbor and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, during such period, there has not been (i) any change in the financial condition, results of operations, business or properties of Arbor and its Subsidiaries, taken as a whole, which has had or could reasonably be expected to have an Arbor Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Arbor or any of its Subsidiaries having an Arbor Material Adverse Effect;
(iii) any material change by Arbor in its accounting methods, principles or practices to which Hyperion has not previously consented in writing; (iv) any revaluation by Arbor of any of its assets having an Arbor Material Adverse Effect; or (v) any other action or event that would have required the consent of Hyperion pursuant to Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement and that, in the case of this clause
(v), individually or in the aggregate, has had or is reasonably likely to have an Arbor Material Adverse Effect.

     Section 3.07 TAXES.

     (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes" means any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity. "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

     (b) Each of Arbor and its Subsidiaries has filed all Tax Returns that it was required to file, and, except to the extent that a reserve for Taxes was reflected on the Arbor Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles), all such Tax Returns were correct and complete. Each group of corporations with which Arbor or any Subsidiary has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns (an "Arbor Affiliated Group") has filed all such Tax Returns that it was required to file with respect to any period in which Arbor or a Subsidiary was a member of such Arbor Affiliated Group (an "Arbor Affiliated Period"), and, except to the extent that a reserve for Taxes was reflected on the Arbor Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles), all such Tax Returns were correct and complete. Except to the extent that a reserve for Taxes was reflected on the Arbor Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles), each of Arbor and its Subsidiaries has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable, and each Arbor Affiliated Group has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable with respect to all Arbor Affiliated Periods and with respect to which Arbor or any of its Subsidiaries may be liable by operation of law or otherwise. The unpaid Taxes of Arbor and the Subsidiaries for Tax periods through the date of the Arbor Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Arbor Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles). The unpaid Taxes of Arbor and the Subsidiaries for Tax periods from the date of the Arbor Balance Sheet through the Closing Date are attributable solely to the conduct of their businesses in the ordinary course and in a manner consistence with past practices. All Taxes that Arbor or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. Each of the representations contained in this Section 3.07(b) shall be limited in its application to items which are reasonably likely, individually or in the aggregate, to have an Arbor Material Adverse Effect.

     (c) Arbor is not and never has been a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax Returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Arbor nor does Arbor owe any amount under any such agreement. No examination or audit by any Governmental Entity of any Tax Return of Arbor, any of its Subsidiaries or any Arbor Affiliated Group with respect to an Arbor Affiliated Period is currently in progress or, to the knowledge of Arbor and its Subsidiaries, threatened or contemplated, in each case, which involve claims that individually or in the aggregate are reasonably likely to have an Arbor Material Adverse Effect. Neither Arbor nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that Arbor or any of its Subsidiaries was required to file any Tax Return that was not filed which failure or failures individually, or in the aggregate, are reasonably likely to have an Arbor Material Adverse Effect.

     (d) Neither Arbor nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of Arbor or the Subsidiaries are subject to an election under Section 341(f) of the Code.

     (e) Neither Arbor nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

     (f) Neither Arbor nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be an "excess parachute payment" under Code Section 280G.

     Section 3.08 PROPERTIES.

     (a) Arbor does not own of record any real property.

     (b) All material real property leases of Arbor and its Subsidiaries are in good standing, valid and effective in accordance with their respective terms, and neither Arbor nor any of its Subsidiaries is in default under any of such leases, except where the lack of such good standing, validity or effectiveness or the existence of such default would not be reasonably likely to have an Arbor Material Adverse Effect.

     Section 3.09 INTELLECTUAL PROPERTY.

     (a) Arbor and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Arbor and its Subsidiaries as currently conducted, or planned to be conducted, the absence of which would be reasonably likely to have an Arbor Material Adverse Effect (the "Arbor Intellectual Property Rights").

     (b) Neither Arbor nor any of its Subsidiaries is, or will as a result of the execution and delivery of this Agreement or the performance of Arbor's obligations under this Agreement or otherwise be, in breach of any license, sublicense or other agreement relating to the Arbor Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Arbor or any of its Subsidiaries is a party and pursuant to which Arbor or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights ("Arbor Third Party Intellectual Property Rights"), including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by Arbor or any of its Subsidiaries, the breach of which would be reasonably likely to have an Arbor Material Adverse Effect.

     (c) All patents, registered trademarks, service marks and copyrights which are held by Arbor or any of its Subsidiaries and which are material to the business of Arbor and its Subsidiaries, taken as a whole, are valid and subsisting. Arbor (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement would reasonably be expected to have an Arbor Material Adverse Effect.

     Section 3.10 AGREEMENTS, CONTRACTS AND COMMITMENTS. Arbor has not breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any agreement, contract or commitment filed as an exhibit to the Arbor SEC Reports ("Arbor Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have an Arbor Material Adverse Effect. Each Arbor Material Contract that has not expired by its terms is in full force and effect.

     Section 3.11 LITIGATION. Except as described in the Arbor SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Arbor or any of its Subsidiaries pending or as to which Arbor or any such Subsidiary has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have an Arbor Material Adverse Effect or a material adverse effect on the ability of Arbor to consummate the transactions contemplated by this Agreement.

     Section 3.12 ENVIRONMENTAL MATTERS.

     (a) Except as disclosed in the Arbor SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have an Arbor Material Adverse Effect: (i) Arbor and its Subsidiaries have complied with all applicable Environmental Laws (as defined in Section 3.12(b)); (ii) the properties currently owned or operated by Arbor and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.12(c)); (iii) the properties formerly owned or operated by Arbor or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Arbor or any of its Subsidiaries; (iv) neither Arbor nor any of its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Arbor nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance;
(vi) neither Arbor nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Arbor or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither Arbor nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving Arbor or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Arbor pursuant to any Environmental Law.

     (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the environment, health and safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

     (c) As used herein, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

     Section 3.13 EMPLOYEE BENEFIT PLANS.

     (a) Arbor has listed in Section 3.13 of the Arbor Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Arbor or any trade or business (whether or not incorporated) (an "ERISA Affiliate") which under Section 414 of the Code is aggregated with Arbor or any Subsidiary of Arbor (collectively, the "Arbor Employee Plans").

     (b) With respect to each Arbor Employee Plan, Arbor has made available to Hyperion a true and correct copy of (i) the most recent annual report (Form
5500), if any, filed with the IRS, (ii) such Arbor Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Arbor Employee Plan and (iv) the most recent actuarial report or valuation relating to an Arbor Employee Plan subject to Title IV of ERISA.

     (c) With respect to the Arbor Employee Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Arbor, there exists no condition or set of circumstances in connection with which Arbor could be subject to any liability that is reasonably likely to have an Arbor Material Adverse Effect under ERISA, the Code or any other applicable law.

     (d) With respect to the Arbor Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of Arbor, which obligations are reasonably likely to have an Arbor Material Adverse Effect.

     (e) Except as disclosed in Arbor SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Arbor nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Arbor or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Arbor of the nature contemplated by this Agreement, (ii) agreement with any officer of Arbor providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 3.14 COMPLIANCE WITH LAWS. Arbor and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have an Arbor Material Adverse Effect.

     Section 3.15 ACCOUNTING AND TAX MATTERS. To its knowledge, after consulting with its independent auditors, neither Arbor nor any of its Affiliates (as defined in Section 6.10) has taken or agreed to take any action which would (i) prevent Arbor from accounting for the business combination to be effected by the Merger as a pooling of interests or (ii) prevent the Merger from constituting a transaction qualifying as a reorganization under 368(a) of the Code.

     Section 3.16 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information to be supplied by Arbor for inclusion in the registration statement on Form S-4 pursuant to which shares of Arbor Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement") shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Arbor for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of Hyperion and Arbor in connection with the meeting of Arbor's stockholders (the "Arbor Stockholders' Meeting") to consider the issuance of shares of Arbor Common Stock pursuant to the Merger and in connection with the meeting of Hyperion's stockholders (the "Hyperion Stockholders' Meeting") to consider this Agreement and the Merger (the "Joint Proxy Statement") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Arbor or Hyperion, at the time of the Arbor Stockholders' Meeting and the Hyperion Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Arbor Stockholders' Meeting or the Hyperion Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Arbor or any of its Affiliates, officers or directors should be discovered by Arbor which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Arbor shall promptly inform Hyperion. Notwithstanding the foregoing, Arbor makes no representation, warranty or covenant with respect to any information supplied by Hyperion that is contained in any of the foregoing documents.

     Section 3.17 LABOR MATTERS. Neither Arbor nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Arbor or any of its Subsidiaries the subject of any material proceeding asserting that Arbor or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of Arbor, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Arbor or any of its Subsidiaries.

     Section 3.18 INSURANCE; RISK MANAGEMENT. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Arbor or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Arbor and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have an Arbor Material Adverse Effect. The steps taken by Arbor to manage the various risks incident to the business and operations of Arbor and its Subsidiaries and their respective properties and assets are at least equivalent to those taken by persons engaged in similar businesses, except for any failures to take such steps that, individually or in the aggregate, are not reasonably likely to have an Arbor Material Adverse Effect.

     Section 3.19 NO EXISTING DISCUSSIONS. As of the date hereof, Arbor is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.01).

     Section 3.20 OPINION OF FINANCIAL ADVISOR. The financial advisor of Arbor, Morgan Stanley & Co. Incorporated, has delivered to Arbor an opinion dated the date of this Agreement to the effect that the Exchange Ratio is fair to the holders of Arbor Common Stock from a financial point of view.

     Section 3.21 SECTION 203 OF THE DGCL NOT APPLICABLE. The Board of Directors of Arbor has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Hyperion Stock Option Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or by the Hyperion Stock Option Agreement.

     Section 3.22 INSIDER TRADING POLICIES AND PRACTICES. Section 3.22 to the Arbor Disclosure Schedule sets forth a copy of Arbor's insider trading policy as in effect on the date hereof. Arbor and, to the knowledge of Arbor, each of its directors, officers and employees who are subject to such policy have complied in all material respects with the terms of such policy.

     Section 3.23 INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF HYPERION

     Hyperion represents and warrants to Arbor and Sub that the statements contained in this Article IV are true and correct except as set forth herein and in the disclosure schedule delivered by Hyperion to Arbor prior to the execution and delivery of this Agreement (the "Hyperion Disclosure Schedule"). The Hyperion Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article IV and the disclosure in any section or paragraph shall qualify other sections and paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections and paragraphs.

     Section 4.01 ORGANIZATION OF HYPERION. Each of Hyperion and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Hyperion Material Adverse Effect (as defined below). Except as set forth in the Hyperion SEC Reports (as defined in Section 4.04) filed prior to the date hereof, neither Hyperion nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Hyperion and comprising less than five percent (5%) of the outstanding stock of such company. For purposes of this Agreement, the term "Hyperion Material Adverse Effect" means any effect that is, or would reasonably be expected to be, materially adverse to the business, properties, financial condition or results of operations of Hyperion and its Subsidiaries, taken as a whole; provided, however, that (a) any adverse change, event or effect that is demonstrated to be primarily caused by conditions affecting the United States economy generally or the economy of any nation or region in which Hyperion or any of its Subsidiaries conducts business that is material to the business of Hyperion and its Subsidiaries, taken as a whole, shall not be taken into account in determining whether there has been or would be a "Hyperion Material Adverse Effect" on or with respect to Hyperion and its Subsidiaries, taken as a whole,
(b) any adverse change, event or effect that is demonstrated to be primarily caused by conditions generally affecting the enterprise software industry shall not be taken into account in determining whether there has been or would be a "Hyperion Material Adverse Effect" on or with respect to Hyperion and its Subsidiaries, taken as a whole, (c) any adverse change, event or effect that is demonstrated to be primarily caused by the announcement or pendency of the Merger shall not be taken into account in determining whether there has been or would be a "Hyperion Material Adverse Effect" on or with respect to Hyperion and its Subsidiaries, taken as a whole, and (d) any adverse change in the stock price of Hyperion as quoted on the Nasdaq National Market shall not be taken into account in determining whether there has been or would be a "Hyperion Material Adverse Effect" on or with respect to Hyperion and its Subsidiaries, taken as a whole.

     Section 4.02 HYPERION CAPITAL STRUCTURE.

     (a) The authorized capital stock of Hyperion consists of 50,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value ("Hyperion Preferred Stock"). As of March 31, 1998, (i) 19,040,506 shares of Hyperion Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) 4,344,599 shares of Hyperion Common Stock were held in the treasury of Hyperion or by Subsidiaries of Hyperion. Section 4.02 of the Hyperion Disclosure Schedule shows the number of shares of Hyperion Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of March 31, 1998 and the plans under which such options were granted (together with the Hyperion 1991 Employee Stock Purchase Plan, the "Hyperion Stock Plans"). No material change in such capitalization has occurred between March 31, 1998 and the date of this Agreement. As of the date of this Agreement, none of the shares of Hyperion Preferred Stock is issued and outstanding. All shares of Hyperion Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Hyperion or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Hyperion Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Hyperion's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Hyperion or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Hyperion's voting rights, charges or other encumbrances of any nature.

     (b) Except as set forth in this Section 4.02 or as reserved for future grants of options and issuances of shares of Common Stock under the Hyperion Stock Plans or the Arbor Stock Option Agreement, and except for the rights (the "Hyperion Rights") issued and issuable under the Rights Agreement dated November 17, 1995, as amended, between Hyperion and American Stock Transfer & Trust Company (the "Hyperion Rights Plan"), there are no equity securities of any class of Hyperion or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in the Hyperion SEC Reports filed prior to the date hereof, in the Arbor Stock Option Agreement or disclosed in Section 4.02 of the Hyperion Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Hyperion or any of its Subsidiaries is a party or by which it is bound obligating Hyperion or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Hyperion or any of its Subsidiaries or obligating Hyperion or any of its Subsidiaries to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Hyperion, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Hyperion.

     Section 4.03 AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) Hyperion has all requisite corporate power and authority to enter into this Agreement and the Arbor Stock Option Agreement and to consummate the transactions contemplated by this Agreement and the Arbor Stock Option Agreement. The execution and delivery of this Agreement and the Arbor Stock Option Agreement and the consummation of the transactions contemplated by this Agreement and the Arbor Stock Option Agreement by Hyperion have been duly authorized by all necessary corporate action on the part of Hyperion, subject only to the approval of the Merger by Hyperion's stockholders under the DGCL. This Agreement and the Arbor Stock Option Agreement have been duly executed and delivered by Hyperion and constitute the valid and binding obligation of Hyperion, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception.

     (b) The execution and delivery of this Agreement and the Arbor Stock Option Agreement by Hyperion does not, and the consummation of the transactions contemplated by this Agreement and the Arbor Stock Option Agreement will not,
(i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Hyperion, each as amended to date,
(ii) result in any violation of, or default under or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Hyperion or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Hyperion or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations that are not, individually or in the aggregate, reasonably likely to have a Hyperion Material Adverse Effect.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Hyperion or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Arbor Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a pre-merger notification report under the HSR Act, (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware,
(iii) the filing of the Joint Proxy Statement with the SEC in accordance with the Exchange Act and the National Association of Securities Dealers, Inc., and any clearance thereof by the SEC, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Hyperion Material Adverse Effect.

     Section 4.04 SEC FILINGS; FINANCIAL STATEMENTS.

     (a) Hyperion has filed and made available to Arbor all forms, reports and documents required to be filed by Hyperion with the SEC since July 1, 1995 other than registration statements on Form S-8 (collectively, the "Hyperion SEC Reports"). The Hyperion SEC Reports (i) at the time filed or, with respect to registration statements filed with the SEC under the Securities Act, as of the effective date thereof, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Hyperion SEC Reports or necessary in order to make the statements in such Hyperion SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Hyperion's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Hyperion SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Hyperion and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of Hyperion as of June 30, 1997 is referred to herein as the "Hyperion Balance Sheet."

     Section 4.05 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Hyperion SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since June 30, 1997 in the ordinary course of business consistent with past practices, Hyperion and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate, are reasonably likely to have a Hyperion Material Adverse Effect.

     Section 4.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Hyperion SEC Reports filed prior to the date hereof, during the period commencing on the date of the Hyperion Balance Sheet and ending on the date of this Agreement, Hyperion and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, during such period, there has not been (i) any change in the financial condition, results of operations, business or properties of Hyperion and its Subsidiaries, taken as a whole, which has had or could reasonably be expected to have a Hyperion Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Hyperion or any of its Subsidiaries having a Hyperion Material Adverse Effect; (iii) any material change by Hyperion in its accounting methods, principles or practices to which Arbor has not previously consented in writing; (iv) any revaluation by Hyperion of any of its assets having a Hyperion Material Adverse Effect; or (v) any other action or event that would have required the consent of Arbor pursuant to
Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement and that, in the case of this clause (v), individually or in the aggregate, has had or is reasonably likely to have a Hyperion Material Adverse Effect.

     Section 4.07 TAXES.

     (a) Each of Hyperion and its Subsidiaries has filed all Tax Returns that it was required to file, and, except to the extent that a reserve for Taxes was reflected on the Hyperion Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles), all such Tax Returns were correct and complete. Each group of corporations with which Hyperion or any Subsidiary has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns (a "Hyperion Affiliated Group") has filed all such Tax Returns that it was required to file with respect to any period in which Hyperion or a Subsidiary was a member of such Hyperion Affiliated Group (a "Hyperion Affiliated Period"), and, except to the extent that a reserve for

Taxes was reflected on the Hyperion Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles), all such Tax Returns were correct and complete. Except to the extent that a reserve for Taxes was reflected on the Hyperion Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles), each of Hyperion and its Subsidiaries has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable, and each Hyperion Affiliated Group has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable with respect to all Hyperion Affiliated Periods and with respect to which Hyperion or any of its Subsidiaries may be liable by operation of law or otherwise. The unpaid Taxes of Hyperion and the Subsidiaries for Tax periods through the date of the Hyperion Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Hyperion Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles). The unpaid Taxes of Hyperion and the Subsidiaries for Tax periods from the date of the Hyperion Balance Sheet through the Closing Date are attributable solely to the conduct of their businesses in the ordinary course and in a manner consistence with past practices. All Taxes that Hyperion or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. Each of the representations contained in this Section 4.07(a) shall be limited in its application to items which are reasonably likely, individually or in the aggregate, to have a Hyperion Material Adverse Effect.

     (b) Hyperion is not and never has been a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax Returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Hyperion nor does Hyperion owe any amount under any such agreement. No examination or audit by any Governmental Entity of any Tax Return of Hyperion, any of its Subsidiaries or any Hyperion Affiliated Group with respect to a Hyperion Affiliated Period is currently in progress or, to the knowledge of Hyperion and its Subsidiaries, threatened or contemplated, in each case, which involve claims that individually or in the aggregate are reasonably likely to have a Hyperion Material Adverse Effect. Neither Hyperion nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that Hyperion or any of its Subsidiaries was required to file any Tax Return that was not filed which failure or failures individually, or in the aggregate, are reasonably likely to have a Hyperion Material Adverse Effect.

     (c) Neither Hyperion nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of Hyperion or the Subsidiaries are subject to an election under Section 341(f) of the Code.

     (d) Neither Hyperion nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

     (e) Neither Hyperion nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be an "excess parachute payment" under Code Section 280G.

     Section 4.08 PROPERTIES.

     (a) Hyperion has provided to Arbor a true and complete list of all real property that Hyperion or any of its Subsidiaries owns. With respect to each such item of real property, except as disclosed in the Hyperion SEC Reports and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Hyperion Material Adverse Effect: (a) Hyperion or the identified Subsidiary has good and clear record and marketable title to such property, insurable by a recognized national title insurance company at standard rates, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (b) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

     (b) All material real property leases of Hyperion and its Subsidiaries are in good standing, valid and effective in accordance with their respective terms, and neither Hyperion nor its Subsidiaries is in default under any of such leases, except where the lack of such good standing, validity or effectiveness or the existence of such default would not be reasonably likely to have a Hyperion Material Adverse Effect.

     Section 4.09 INTELLECTUAL PROPERTY.

     (a) Hyperion and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Hyperion and its Subsidiaries as currently conducted, or planned to be conducted, the absence of which would be reasonably likely to have a Hyperion Material Adverse Effect (the "Hyperion Intellectual Property Rights").

     (b) Neither Hyperion nor any of its Subsidiaries is, or will as a result of the execution and delivery of this Agreement or the performance of Hyperion's obligations under this Agreement or otherwise be, in breach of any license, sublicense or other agreement relating to the Hyperion Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Hyperion or any of its Subsidiaries is a party and pursuant to which Hyperion or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights ("Hyperion Third Party Intellectual Property Rights"), including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by Hyperion or any of its Subsidiaries, the breach of which would be reasonably likely to have a Hyperion Material Adverse Effect.

     (c) All patents, registered trademarks, service marks and copyrights which are held by Hyperion or any of its Subsidiaries and which are material to the business of Hyperion and its Subsidiaries, taken as a whole, are valid and subsisting. Hyperion (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement would reasonably be expected to have a Hyperion Material Adverse Effect.

     Section 4.10 AGREEMENTS, CONTRACTS AND COMMITMENTS. Hyperion has not breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any agreement, contract or commitment filed as an exhibit to the Hyperion SEC Reports ("Hyperion Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have a Hyperion Material Adverse Effect. Each Hyperion Material Contract that has not expired by its terms is in full force and effect.

     Section 4.11 LITIGATION. Except as described in the Hyperion SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Hyperion or any of its Subsidiaries pending or as to which Hyperion or any such Subsidiary has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Hyperion Material Adverse Effect or a material adverse effect on the ability of Hyperion to consummate the transactions contemplated by this Agreement.

     Section 4.12 ENVIRONMENTAL MATTERS. Except as disclosed in the Hyperion SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Hyperion Material Adverse Effect: (i) Hyperion and its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Hyperion and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Hyperion or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Hyperion or any of its Subsidiaries; (iv) neither Hyperion nor any of its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Hyperion nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither Hyperion nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Hyperion or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither Hyperion nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving Hyperion or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Hyperion pursuant to any Environmental Law.

     Section 4.13 EMPLOYEE BENEFIT PLANS.

     (a) Hyperion has listed in Section 4.13 of the Hyperion Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Hyperion or any ERISA Affiliate of Hyperion, or any Subsidiary of Hyperion (collectively, the "Hyperion Employee Plans").

     (b) With respect to each Hyperion Employee Plan, Hyperion has made available to Arbor, a true and correct copy of (i) the most recent annual report (Form 5500), if any, filed with the IRS, (ii) such Hyperion Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Hyperion Employee Plan and (iv) the most recent actuarial report or valuation relating to a Hyperion Employee Plan subject to Title IV of ERISA.

     (c) With respect to the Hyperion Employee Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Hyperion, there exists no condition or set of circumstances in connection with which Hyperion could be subject to any liability that is reasonably likely to have a Hyperion Material Adverse Effect under ERISA, the Code or any other applicable law.

     (d) With respect to the Hyperion Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of Hyperion, which obligations are reasonably likely to have a Hyperion Material Adverse Effect.

     (e) Except as disclosed in Hyperion SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Hyperion nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Hyperion or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Hyperion of the nature contemplated by this Agreement, (ii) agreement with any officer of Hyperion providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 4.14 COMPLIANCE WITH LAWS. Hyperion and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Hyperion Material Adverse Effect.

     Section 4.15 ACCOUNTING AND TAX MATTERS. To its knowledge, after consulting with its independent auditors, neither Hyperion nor any of its Affiliates has taken or agreed to take any action which would (i) prevent Arbor from accounting for the business combination to be effected by the Merger as a pooling of interests or (ii) prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

     Section 4.16 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information to be supplied by Hyperion for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Hyperion for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Hyperion or Arbor, at the time of the Hyperion Stockholders' Meeting and the Arbor Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Hyperion Stockholders' Meeting or the Arbor Stockholders' Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to Hyperion or any of its Affiliates, officers or directors should be discovered by Hyperion which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Hyperion shall promptly inform Arbor. Notwithstanding the foregoing, Hyperion makes no representation, warranty or covenant with respect to any information supplied by Arbor that is contained in any of the foregoing documents.

     Section 4.17 LABOR MATTERS. Neither Hyperion nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Hyperion or any of its Subsidiaries the subject of any material proceeding asserting that Hyperion or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of Hyperion, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Hyperion or any of its Subsidiaries.

     Section 4.18 INSURANCE; RISK MANAGEMENT. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Hyperion or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Hyperion and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Hyperion Material Adverse Effect. The steps taken by Hyperion to manage the various risks incident to the business and operations of Hyperion and its Subsidiaries and their respective properties and assets are at least equivalent to those taken by persons engaged in similar businesses, except for any failures to take such steps that, individually or in the aggregate, are not reasonably likely to have a Hyperion Material Adverse Effect.

     Section 4.19 NO EXISTING DISCUSSIONS. As of the date hereof, Hyperion is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

     Section 4.20 OPINION OF FINANCIAL ADVISOR. The financial advisor of Hyperion, Goldman, Sachs & Co., has delivered to the Board of Directors of Hyperion an opinion dated the date of this Agreement to the effect that the Exchange Ratio is fair, as of the date of the Agreement, to the stockholders of Hyperion from a financial point of view.

     Section 4.21 SECTION 203 OF THE DGCL NOT APPLICABLE. The Board of Directors of Hyperion has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section
203) will not apply to the execution, delivery or performance of this Agreement or the Arbor Stock Option Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or by the Arbor Stock Option Agreement.

     Section 4.22 INSIDER TRADING POLICIES AND PRACTICES. Section 4.22 to the Hyperion Disclosure Schedule sets forth a copy of Hyperion's insider trading policy as in effect on the date hereof. Hyperion and, to the knowledge of Hyperion, each of its directors, officers and employees who are subject to such policy have complied in all material respects with the terms of such policy.

     Section 4.23 RIGHTS AGREEMENT. The Hyperion Rights Plan has been amended as set forth in Section 4.23 of the Hyperion Disclosure Schedule.

                                    ARTICLE V

                               CONDUCT OF BUSINESS

     Section 5.01 COVENANTS OF ARBOR AND HYPERION. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Arbor and Hyperion each agrees as to itself and its respective Subsidiaries (except to the extent expressly contemplated by this Agreement or the Disclosure Schedules or that the other party shall otherwise consent in writing), to carry on its and its Subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay and to cause its Subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its and its Subsidiaries' other obligations when due, and, to the extent consistent with such business, use all reasonable efforts (and in any event efforts no less favorable than those consistent with past practices and policies) to preserve intact its and its Subsidiaries' present business organizations, to use its reasonable best efforts to keep available the services of its present officers and key employees and to use its reasonable best efforts to preserve its and its Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it or its Subsidiaries to the end that its and its Subsidiaries' goodwill and ongoing business shall be unimpaired at the Effective Time. Arbor and Hyperion each shall promptly notify the other party of any material event or occurrence not in the ordinary course of business. Except as expressly contemplated by this Agreement, Arbor and Hyperion each shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of the other party:

     (a) Accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

     (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

     (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the grant of options consistent with past practices to new employees, or otherwise upon consent in accordance with the provisions of this Section 5.01, (ii) the issuance of shares of Arbor Common Stock or Hyperion Common Stock, as the case may be, pursuant to the exercise of options outstanding on the date of this Agreement, or (iii) the issuance of shares of Arbor Common Stock or Hyperion Common Stock pursuant to the terms of the Arbor Employee Stock Purchase Plan or the Hyperion 1991 Employee Stock Purchase Plan, respectively, each as in effect on the date hereof;

     (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business), except for any such acquisitions involving aggregate consideration (including assumed indebtedness) of not more than $1,000,000;

     (e) Sell, lease, license or otherwise dispose of any of its material properties or assets, except for transactions in the ordinary course of business;

     (f) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees (other than officers) in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, (iii) enter into any collective bargaining agreement (other than as required by law or extensions to existing agreements in the ordinary course of business), (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

     (g) Amend or propose to amend its charter or bylaws, except as contemplated by this Agreement;

     (h) Incur any indebtedness for borrowed money other than pursuant to credit agreements in effect as of the date hereof;

     (i) Initiate, compromise or settle any material litigation or arbitration proceeding (other than as a result of a breach of this Agreement);

     (j) Except in the ordinary course of business, modify, amend or terminate any Arbor Material Contract or Hyperion Material Contract or waive, release or assign any material rights or claims;

     (k) Change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP; or

     (l) Take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (k) above.

In addition, Hyperion shall notify Arbor promptly following the execution by Hyperion or any of its Subsidiaries of any agreement providing for the receipt or payment of in excess of $3,000,000, and Arbor shall notify Hyperion promptly following the execution by Arbor or any of its Subsidiaries of any agreement providing for the receipt or payment of in excess of $1,000,000.

     Section 5.02 COOPERATION. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Hyperion and Arbor shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

     Section 5.03 ARBOR RIGHTS PLAN. On or prior to June 15, 1998, Arbor shall cause to be adopted a rights agreement in form and substance reasonable satisfactory to Hyperion, provided that neither Hyperion nor any of its Affiliates shall, by virtue of its ownership or voting of capital stock of Arbor acquired pursuant to this Agreement or the Hyperion Option Agreement, be defined as a person or entity similar to an "acquiring person" under such rights agreement. Arbor shall not redeem the rights issued under such rights agreement, or amend (other than to delay any "distribution date" therein or to render the rights inapplicable to the Merger or any action permitted under this Agreement or the Hyperion Option Agreement) or terminate such rights agreement prior to the Effective Time unless required to do so by order of a court or competent jurisdiction or in connection with the exercise by the directors of Arbor of their fiduciary duties.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     Section 6.01 NO SOLICITATION.

     (a) Arbor and Hyperion each shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) take any action to solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving such party or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Arbor or Hyperion, or their respective Boards of Directors, to the extent such Board of Directors determines, in good faith, based upon and consistent with advice received in consultation with outside legal counsel, that such Board of Directors' fiduciary duties under applicable law require it to do so, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal by such person or entity to the stockholders of such party, if and only to the extent that (1) the Board of Directors of such party believes in its good faith reasonable judgment (based upon and consistent with advice received in consultation with independent financial and legal advisors) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Merger and the long-term prospects of Arbor and Hyperion as a combined company, would, if consummated, result in a transaction more favorable over the long term from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of such party determines in good faith after consultation with, and based upon and consistent with advice received from, outside legal counsel that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in the Non-Disclosure Agreement dated January 14, 1998 between Arbor and Hyperion (the "Confidentiality Agreement"), such non-public information has been previously delivered to the Board of Directors of the other party hereto and such party advises the other party hereto in writing of such disclosure or negotiations, including the party to whom disclosed or with whom discussions or negotiations will occur; or (B) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     (b) Arbor and Hyperion shall each notify the other party immediately after receipt by Arbor or Hyperion (or their advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of such party or any of its Subsidiaries by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Such party shall continue to keep the other party hereto informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

     Section 6.02 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

     (a) As promptly as practical after the execution of this Agreement, Hyperion and Arbor shall prepare and file with the SEC the Joint Proxy Statement, and Arbor shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus, provided that Arbor may delay the filing of the Registration Statement until approval of the Joint Proxy Statement by the SEC. Hyperion and Arbor shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practical; provided, however, that Arbor shall have no obligation to agree to account for the Merger as a "purchase" in order to cause the Registration Statement to become effective. The Joint Proxy Statement, and any amendment or supplement thereto, shall include the recommendation of the Board of Directors of Arbor in favor of the issuance of shares of Arbor Common Stock pursuant to the Merger and the recommendation of the Board of Directors of Hyperion in favor of this Agreement and the Merger; provided that the Board of Directors of either party may withdraw such recommendation if such Board of Directors believes in its good faith reasonable judgment, based upon and consistent with advice received in consultation with outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law.

     (b) Hyperion and Arbor shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

     Section 6.03 NASDAQ QUOTATION. Each of Hyperion and Arbor agrees to continue the quotation of Hyperion Common Stock and Arbor Common Stock on the Nasdaq National Market during the term of this Agreement so that appraisal rights will not be available to stockholders of Arbor under Section 262 of the DGCL.

     Section 6.04 ACCESS TO INFORMATION. Upon reasonable notice, Arbor and Hyperion shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Arbor and Hyperion shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is non-public in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     Section 6.05 STOCKHOLDERS' MEETINGS.

     (a) Arbor and Hyperion shall each call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting, in the case of Hyperion, upon this Agreement and the Merger and, in the case of Arbor, upon (i) the issuance of shares of Arbor Common Stock pursuant to the Merger, (ii) an increase in the authorized number of shares of Arbor Common Stock to 300,000,000 shares, the change in the name of Arbor to "Hyperion Solutions Corporation," the creation of a staggered Board of Directors and the incorporation into Arbor's Certificate of Incorporation of indemnification provisions in substantially the form set forth in Arbor's current Bylaws (collectively, the "Arbor Charter Amendment"), and (iii) the election of directors of Newco in accordance with Section 1.04 (the proposals referred to in clauses (i), (ii) and (iii) of this Section 6.05(a) being hereinafter referred to collectively as the "Arbor Voting Proposals"). Subject to Sections 6.01 and 6.02, Arbor and Hyperion will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof and shall not postpone or adjourn (other than for the absence of a quorum) their respective stockholders' meetings without the consent of the other party. Subject to Section 6.02, each party shall use all reasonable efforts to solicit from stockholders of such party proxies in favor of such matters.

     (b) Arbor may also submit additional proposals to its stockholders at the Arbor Stockholders' Meeting, separate from the Arbor Voting Proposals referred to in Section 6.05(a). The approval by Arbor's stockholders of such additional proposals shall not be a condition to the closing of the Merger under this Agreement.

     Section 6.06 LEGAL CONDITIONS TO MERGER.

     (a) Subject to Section 6.02, Arbor and Hyperion shall each use their best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Arbor or Hyperion or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law. Arbor and Hyperion shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Arbor and Hyperion shall use their best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

     (b) Hyperion and Arbor agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective best efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign law, regulation, rule, order or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. In the event of a challenge to the transactions contemplated by this Agreement pursuant to the HSR Act, Arbor and Hyperion shall use their best efforts to defeat such challenge, including by institution and defense of litigation, or to settle such challenge on terms that permit the consummation of the Merger; provided, however, that nothing herein shall require either party to agree to divest or hold separate any portion of its business, product line or assets or otherwise take action that could reasonably be expected to have an Arbor Material Adverse Effect, a Hyperion Material Adverse Effect or an effect to Arbor combined with the Surviving Corporation after the Effective Time comparable to either an Arbor Material Adverse Effect or a Hyperion Material Adverse Effect. Without limiting the foregoing, in the event that either the Federal Trade Commission or the Antitrust Division of the United States Department of Justice should issue a Request for Additional Information or Documentary Material under 17 C.F.R. ss.
803.20 (a "Second Request"), then Arbor and Hyperion each agree to use their best efforts to respond fully to such Second Request within 20 days after its receipt and shall promptly make any further filings or information submissions and make any employee available for interview or testimony pursuant to the foregoing (both before and after any Second Request) that may be necessary, proper or advisable. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     (c) Each of Arbor and Hyperion shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their best efforts to obtain any third party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Arbor Disclosure Schedule or the Hyperion Disclosure Schedule, as the case may be, or (iii) required to prevent an Arbor Material Adverse Effect or a Hyperion Material Adverse Effect from occurring prior to or after the Effective Time.

     Section 6.07 PUBLIC DISCLOSURE. Hyperion and Arbor shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or by the National Association of Securities Dealers, Inc.

     Section 6.08 TAX-FREE REORGANIZATION. Hyperion and Arbor shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

     Section 6.09 POOLING ACCOUNTING. From and after the date hereof and until the Effective Time, Arbor and Hyperion shall each use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests and to take such action as may be reasonably necessary to permit such treatment. Each of Arbor and Hyperion shall use its best efforts to cause its respective Affiliates not to take any action that would adversely affect the ability of Arbor to account for the business combination to be effected by the Merger as a pooling of interests.

     Section 6.10 AFFILIATE AGREEMENTS. Upon the execution of this Agreement, Hyperion and Arbor will provide each other with a list of those persons who are, in Hyperion's or Arbor's respective reasonable judgment, "affiliates" of Hyperion or Arbor, respectively, within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145") (each such person who is an "affiliate" of Hyperion or Arbor within the meaning of Rule 145 is referred to as an "Affiliate"). Hyperion and Arbor shall provide each other with such information and documents as Arbor or Hyperion shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Arbor and Hyperion shall each use its best efforts to deliver or cause to be delivered to each other by June 10, 1998 (and in any case prior to the Effective Time) from each of its Affiliates, an executed Affiliate Agreement, in form attached hereto as EXHIBIT D-1, in the case of Affiliates of Hyperion, and in the form attached hereto as EXHIBIT D-2, in the case of Affiliates of Arbor (each, an "Affiliate Agreement"). Arbor shall be entitled to place appropriate legends on the certificates evidencing any Arbor Common Stock to be received by such Affiliates of Hyperion pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Arbor Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be removed, two years after the Effective Date, upon the request of any stockholder that is not then an Affiliate of Arbor).

     Section 6.11 NASDAQ QUOTATION. Arbor shall use its best efforts to cause the shares of Arbor Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.

     Section 6.12 STOCK PLANS.

     (a) At the Effective Time, each outstanding option to purchase shares of Hyperion Common Stock (a "Hyperion Stock Option") under the Hyperion Stock Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Hyperion Stock Option, the same number of shares of Arbor Common Stock as the holder of such Hyperion Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Hyperion Common Stock purchasable pursuant to such Hyperion Stock Option immediately prior to the Effective Time divided by
(z) the number of full shares of Arbor Common Stock deemed purchasable pursuant to such Hyperion Stock Option in accordance with the foregoing.

     (b) As soon as practicable after the Effective Time, Arbor shall deliver to the participants in Hyperion Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to Hyperion Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.12 after giving effect to the Merger).

     (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Arbor shall assume the Hyperion Stock Plans, with the result that all obligations of Hyperion under the Hyperion Stock Plans, including with respect to Hyperion Stock Options outstanding at the Effective Time under each Hyperion Stock Plan, shall be obligations of Arbor following the Effective Time. Arbor shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Arbor Common Stock for delivery under Hyperion Stock Plans assumed in accordance with this Section 6.12. As soon as practicable and in no event more than five business days after the Effective Time, Arbor shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Arbor Common Stock subject to such options, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     (d) The Board of Directors of Hyperion shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Hyperion Stock Plans and the instruments evidencing the Hyperion Stock Options, to provide for the conversion of the Hyperion Stock Options into options to acquire Arbor Common Stock in accordance with this
Section 6.12, and that no consent of the holders of the Hyperion Stock Options is required in connection with such conversion.

     Section 6.13 BROKERS OR FINDERS. Each of Hyperion and Arbor represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Morgan Stanley & Co. Incorporated, whose fees and expenses will be paid by Arbor in accordance with Arbor's agreement with such firm (a copy of which has been delivered by Arbor to Hyperion prior to the date of this Agreement), and Goldman, Sachs & Co. and BT Alex. Brown Incorporated, whose fees and expenses will be paid by Hyperion in accordance with Hyperion's agreements with such firms (copies of which have been delivered by Hyperion to Arbor prior to the date of this Agreement). Each of Hyperion and Arbor agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

     Section 6.14 INDEMNIFICATION.

     (a) From and after the Effective Time, Arbor agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Hyperion (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Hyperion would have been permitted under Delaware law and its certificate of incorporation or bylaws in effect on the date hereof to indemnify such Indemnified Party (and Arbor and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

     (b) For a period of three years after the Effective Time, Arbor shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Hyperion's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Arbor) with coverage in amount and scope at least as favorable as Hyperion's existing coverage; provided, that in no event shall Arbor or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by Hyperion for such coverage (currently approximately $594,000).

     (c) The provisions of this Section 6.14 are intended to be an addition to the rights otherwise available to the current officers and directors of Hyperion by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     Section 6.15 LETTER OF HYPERION'S ACCOUNTANTS. Hyperion shall use all reasonable efforts to cause to be delivered to Arbor and Hyperion a letter of Ernst & Young LLP, Hyperion's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Arbor, in form reasonably satisfactory to Arbor and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     Section 6.16 LETTER OF ARBOR'S ACCOUNTANTS. Arbor shall use all reasonable efforts to cause to be delivered to Hyperion and Arbor a letter of Price Waterhouse LLP, Arbor's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Hyperion, in form reasonably satisfactory to Hyperion and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     Section 6.17 SCHEDULES. From time to time prior to the Closing Date, each of Arbor and Hyperion will promptly supplement or amend the Arbor or Hyperion Disclosure Schedules, as the case may be, with respect to any matter hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Arbor or Hyperion Disclosure Schedules, as the case may be, or that is necessary to correct any information in the Arbor or Hyperion Disclosure Schedules, as the case may be, or in any representation and warranty of each of Arbor and Hyperion that has been rendered inaccurate thereby. For purposes of determining the accuracy of the respective representations and warranties contained in Articles III and IV, and in order to determine the fulfillment of the conditions set forth in Article VII, the Arbor or Hyperion Disclosure Schedules, as the case may be, shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto unless such changes reflect actions taken in compliance with the provisions of Articles V and VI hereof.

                                   ARTICLE VII

                              CONDITIONS TO MERGER

     Section 7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

     (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Hyperion Common Stock and the Arbor Voting Proposals shall have been approved by the affirmative vote of the holders of a majority of the shares of Arbor Common Stock present or represented at the Arbor Stockholders' Meeting at which a quorum is present and, in the case of the Arbor Charter Amendment, by the affirmative vote of the holders of a majority of the outstanding shares of Arbor Common Stock.

     (b) HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (c) APPROVALS. Other than the filing provided for by Section 1.01, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to file, obtain or occur is reasonably likely to have a Hyperion Material Adverse Effect or an Arbor Material Adverse Effect shall have been filed, been obtained or occurred.

     (d) REGISTRATION STATEMENT. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement, shall have been initiated or threatened by the SEC.

     (e) NO INJUNCTIONS. No Governmental Entity or federal, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an "Order") or statute, rule, regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or otherwise limiting or restricting Arbor's conduct or operation of the business of Hyperion and its Subsidiaries following the Merger in a manner that could reasonably be expected to have an affect on Arbor combined with the Surviving Corporation after the Effective Time comparable to either an Arbor Material Adverse Effect or a Hyperion Material Adverse Effect.

     (f) POOLING LETTERS. Hyperion shall have received a letter from Ernst & Young LLP addressed to Hyperion and Arbor shall have received a letter from Price Waterhouse LLP addressed to Arbor, each regarding its concurrence with management's conclusions, as to the appropriateness of the pooling of interests accounting, under Accounting Principles Board Opinion No. 16 for the Merger, if closed and consummated in accordance with this Agreement, it being agreed that Hyperion and Arbor shall each provide reasonable cooperation to Ernst & Young LLP and Price Waterhouse LLP, to enable them to issue such letters.

     (g) NASDAQ. The shares of Arbor Common Stock to be issued in the Merger shall have been approved for quotation on the Nasdaq National Market.

     Section 7.02 ADDITIONAL CONDITIONS TO OBLIGATIONS OF HYPERION. The obligation of Hyperion to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Hyperion:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Arbor and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement and (ii) in the case of representations and warranties that are not qualified as to materiality, where the failures to be true and correct, individually or in the aggregate, have not had and are not reasonably likely to have an Arbor Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby; and Hyperion shall have received a certificate signed on behalf of Arbor by the chief executive officer and the chief financial officer of Arbor to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF ARBOR AND SUB. Arbor and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Hyperion shall have received a certificate signed on behalf of Arbor by the chief executive officer and the chief financial officer of Arbor to such effect.

     (c) AFFILIATES AGREEMENTS. Each Affiliate of Arbor shall have entered into an Affiliate Agreement with Hyperion and Arbor in accordance with Section 6.10 of this Agreement.

     (d) TAX OPINION. Hyperion shall have received a written opinion from Hale and Dorr LLP, counsel to Hyperion, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn.

     Section 7.03 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ARBOR AND SUB. The obligation of Arbor to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Arbor and Sub:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Hyperion set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement and (ii) in the case of representations and warranties that are not qualified as to materiality, where the failures to be true and correct, individually or in the aggregate, have not had and are not reasonably likely to have a Hyperion Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby; and Arbor shall have received a certificate signed on behalf of Hyperion by the chief executive officer and the chief financial officer of Hyperion to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF HYPERION. Hyperion shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Arbor shall have received a certificate signed on behalf of Hyperion by the chief executive officer and the chief financial officer of Hyperion to such effect.

     (c) AFFILIATES AGREEMENTS. Each Affiliate of Hyperion shall have entered into an Affiliate Agreement with Hyperion and Arbor in accordance with Section
6.10 of this Agreement.

     (d) TAX OPINION. Arbor shall have received the opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Arbor, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

     Section 8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.01(b) through 8.01(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Arbor or Hyperion:

     (a) by mutual written consent of Hyperion and Arbor; or

     (b) by either Hyperion or Arbor if the Merger shall not have been consummated by October 30, 1998 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a significant cause of or resulted in the failure of the Merger to occur on or before such date); or

     (c) by either Hyperion or Arbor if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

     (d) by Hyperion, if, at the Arbor Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Arbor in favor of the Arbor Voting Proposals shall not have been obtained; or by Arbor if, at the Hyperion Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Hyperion in favor of this Agreement and the Merger shall not have been obtained; or

     (e) by Hyperion, if (i) the Board of Directors of Arbor shall have withdrawn or modified its recommendation of this Agreement or the Merger; (ii) the Board of Directors of Arbor shall have recommended to the stockholders of Arbor an Alternative Transaction (as defined in Section 8.03(g)); (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of Arbor Common Stock is commenced (other than by Hyperion or an Affiliate of Hyperion) and the Board of Directors of Arbor recommends that the stockholders of Arbor tender their shares in such tender or exchange offer; or (iv) for any reason Arbor fails to call and hold the Arbor Stockholders' Meeting by the Outside Date (provided that Hyperion's right to terminate this Agreement under such clause (iv) shall not be available if at such time Arbor would be entitled to terminate this Agreement under Section 8.01(g)); or

     (f) by Arbor, if (i) the Board of Directors of Hyperion shall have withdrawn or modified its recommendation of this Agreement or the Merger; (ii) the Board of Directors of Hyperion shall have recommended to the stockholders of Hyperion an Alternative Transaction; (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of Hyperion Common Stock is commenced (other than by Arbor or an Affiliate of Arbor) and the Board of Directors of Hyperion recommends that the stockholders of Hyperion tender their shares in such tender offer or exchange offer; or (iv) for any other reason Hyperion fails to call and hold the Hyperion Stockholders' Meeting by the Outside Date (provided that Arbor's right to terminate this Agreement under such clause (iv) shall not be available if at such time Hyperion would be entitled to terminate this Agreement under Section 8.01(g)); or

     (g) by Hyperion or Arbor, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 7.02(a) or (b) (in the case of termination by Hyperion) or 7.03(a) or (b) (in the case of termination by Arbor) not to be satisfied, and (ii) shall not have been cured within 20 business days following receipt by the breaching party of written notice of such breach from the other party.

     Section 8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Hyperion, Arbor, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 8.03; provided, that any such termination shall not limit liability for any willful breach of this Agreement; and provided further, that the provisions of Section 8.03 of this Agreement, the Stock Option Agreements and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

     Section 8.03 FEES AND EXPENSES.

     (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Arbor and Hyperion shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Joint Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements.

     (b) Arbor shall pay Hyperion up to $2,500,000 as reimbursement for expenses of Hyperion actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Hyperion's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Hyperion pursuant to Section 8.01(d) as a result of the failure to receive the requisite vote for approval of the Arbor Voting Proposals by the stockholders of Arbor at the Arbor Stockholders' Meeting (other than in the circumstances set forth in Section 8.03(c)(iii)).

     (c) Arbor shall pay Hyperion a termination fee of $20,000,000 upon the earliest to occur of the following events:

          (i) the termination of this Agreement by Hyperion pursuant to Section 8.01(e); or

          (ii) the termination of this Agreement by Hyperion pursuant to Section 8.01(g) after a breach by Arbor of this Agreement; or

          (iii) the termination of the Agreement by Hyperion pursuant to Section 8.01(d) as a result of the failure to receive the requisite vote for approval of the Arbor Voting Proposals by the stockholders of Arbor at the Arbor Stockholders' Meeting if, at the time of such failure, there shall have been announced an Alternative Transaction relating to Arbor which shall not have been absolutely and unconditionally withdrawn and abandoned.

     (d) Hyperion shall pay Arbor up to $2,500,000 as reimbursement for expenses of Arbor actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Arbor's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Arbor pursuant to Section 8.01(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the Merger by the stockholders of Hyperion at the Hyperion Stockholders' Meeting (other than in the circumstances set forth in Section 8.03(e)(iii)).

     (e) Hyperion shall pay Arbor a termination fee of $20,000,000 upon the earliest to occur of the following events:

          (i) the termination of this Agreement by Arbor pursuant to Section 8.01(f); or

          (ii) the termination of this Agreement by Arbor pursuant to Section 8.01(g) after a breach by Hyperion of this Agreement; or

          (iii) the termination of the Agreement by Arbor pursuant to Section 8.01(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the Merger by the stockholders of Hyperion at the Hyperion Stockholders' Meeting if, at the time of such failure, there shall have been announced an Alternative Transaction relating to Hyperion which shall not have been absolutely and unconditionally withdrawn and abandoned.

     (f) The expenses and fees, if applicable, payable pursuant to Section 8.03(b), 8.03(c), 8.03(d) and 8.03(e) shall be paid within one business day after the first to occur of the events described in Section 8.03(b), 8.03(c)(i),
(ii) or (iii), 8.03(d) or 8.03(e)(i), (ii) or (iii); provided that in no event shall Hyperion or Arbor, as the case may be, be required to pay the expenses and fees, if applicable, to the other, if, immediately prior to the termination of this Agreement, the party to receive the expenses and fees, if applicable, was in material breach of its obligations under this Agreement.

     (g) As used in this Agreement, "Alternative Transaction" means either (i) a transaction pursuant to which any person (or group of persons) other than Hyperion or Arbor or its respective affiliates (a "Third Party"), acquires more than 15% of the outstanding shares of Arbor Common Stock or Hyperion Common Stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Hyperion or Arbor pursuant to which any Third Party acquires more than 15% of the outstanding equity securities of Hyperion or Arbor or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Hyperion or Arbor, and the entity surviving any merger or business combination including any of them) of Hyperion or Arbor having a fair market value (as determined by the Board of Directors of Hyperion or Arbor, as the case may be, in good faith) equal to more than 15% of the fair market value of all the assets of Hyperion or Arbor and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement by a Third Party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     Section 8.04 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Arbor or of Hyperion, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.05 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.01 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 1.04, 2.01, 2.02, 6.14 and
Article IX, and the agreements of the Affiliates delivered pursuant to Section
6.10. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

     Section 9.02 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Hyperion, to

          Hyperion Software Corporation
          900 Long Ridge Road
          Stamford, CT  06902
          Attn: Secretary
          Telecopy: (203) 461-7795

          with a copy to:

          Hale and Dorr LLP
          60 State Street
          Boston, MA  02109
          Attn:  John A. Burgess, Esq.
                 Hal J. Leibowitz, Esq.
          Telecopy: (617) 526-5000

     (b)  if to Arbor or Sub, to

          Arbor Software Corporation
          1344 Crossman Avenue
          Sunnyvale, CA 94089
          Attn: General Counsel
          Telecopy: (408) 543-4788

          with a copy to:

          Gunderson Dettmer Stough Villeneuve Franklin &
            Hachigian,  LLP
          155 Constitution Drive
          Menlo Park, CA 94025

          Attn: Robert V. Gunderson, Jr. Esq.
                Steven M. Spurlock, Esq.

          Telecopy: (650) 321-2800

     Section 9.03 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 25, 1998.

     Section 9.04 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.05 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.14 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective

Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Arbor nor Hyperion makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

     Section 9.06 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

     Section 9.07 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, Hyperion, Sub and Arbor have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                        Hyperion Software Corporation

                                        By: /s/ James Perakis
                                            ------------------------------------

                                        Title: Chairman and Chief Executive
                                               ---------------------------------
                                               Officer
                                               ---------------------------------

                                        HSC Merger Corp.

                                        By: /s/ John Dillon
                                            ------------------------------------

                                        Title: President
                                               ---------------------------------

                                        Arbor Software Corporation

                                        By: /s/ John Dillon
                                            ------------------------------------

                                        Title: President and Chief Executive
                                               ---------------------------------
                                               Officer
                                               ---------------------------------

                                                                       Exhibit A
                                                                       ---------
                                                 Hyperion Stock Option Agreement


     STOCK OPTION AGREEMENT, dated as of May 25, 1998 (the "Agreement"), between HYPERION SOFTWARE CORPORATION, a Delaware corporation (the "Grantee"), and ARBOR SOFTWARE CORPORATION, a Delaware corporation (the "Grantor").

     WHEREAS, the Grantee, the Grantor and HSC Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Grantor ("Sub"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Sub with and into the Grantee;

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Grantee has requested that the Grantor grant to the Grantee an option to purchase 2,274,000 shares of Common Stock, par value $0.001 per share, of the Grantor (the "Common Stock"), upon the terms and subject to the conditions hereof; and

     WHEREAS, in order to induce the Grantee to enter into the Merger Agreement, the Grantor is willing to grant the Grantee the requested option.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1.   THE OPTION; EXERCISE; ADJUSTMENTS; PAYMENT OF SPREAD.

          (a) Contemporaneously herewith the Grantee, Sub and the Grantor are entering into the Merger Agreement. Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 2,274,000 shares of Common Stock (the "Shares") at a cash purchase price equal to the lowest of (i) $42.125 per Share, (ii) the average closing price of the Common Stock on the Nasdaq National Market for the five consecutive trading days beginning on and including the day that the Merger is publicly announced, or (iii) the average closing price of the Common Stock on the Nasdaq National Market for the five consecutive trading days immediately preceding the public announcement of an Alternative Transaction (as defined in the Merger Agreement) involving Grantor giving rise to the right to exercise this Option pursuant to Section 2 below (the "Purchase Price"). The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following the occurrence of one of the events set forth in Section 2(c) hereof and prior to the termination of the Option in accordance with the terms of this Agreement.

          (b) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Stock Exercise Notice") specifying a date (subject to the HSR Act (as defined below)) not later than 10 business days and not earlier than the next business day following the date such notice is given for the closing of such purchase. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Grantor, the number of Shares subject to this Option and the purchase price per Share shall be appropriately adjusted to restore to the Grantee its rights hereunder, including its right to purchase Shares representing 19.9% of the capital stock of the Grantor entitled to vote generally for the election of the directors of the Grantor which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by 2,274,000.

          (c) If at any time the Option is then exercisable pursuant to the terms of Section 1(a) hereof, the Grantee may elect, in lieu of exercising the Option to purchase Shares provided in Section 1.(a) hereof, to send a written notice to the Grantor (the "Cash Exercise Notice") specifying a date not later than 20 business days and not earlier than 10 business days following the date such notice is given on which date the Grantor shall pay to the Grantee an amount in cash equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Grantee shall specify. As used herein "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by any person in an Alternative Transaction (as defined in the Merger Agreement) (the "Alternative Purchase Price") or (y) the closing price of the shares of Common Stock on the Nasdaq National Market on the last trading day immediately prior to the date of the Cash Exercise Notice (the "Closing Price"). If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Alternative Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Alternative Purchase Price shall be deemed to equal the Closing Price. Upon exercise of its right to receive cash pursuant to this Section 1(c), the obligations of the Grantor to deliver Shares pursuant to

Section 3 shall be terminated with respect to such number of Shares for which the Grantee shall have elected to be paid the Spread.

     2. CONDITIONS TO DELIVERY OF SHARES. The Grantor's obligation to deliver Shares upon exercise of the Option or the Spread upon exercise of the Grantor's rights under Section 1(c) above is subject only to the conditions that:

          (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

          (b) Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated; and

          (c) A proposal for an Alternative Transaction involving Grantor shall have been made prior to the date the Merger Agreement is terminated pursuant to the terms thereof (the "Merger Termination Date") and one or more of the following events shall have occurred on or after the date of the making of such proposal: (1) the requisite vote of the stockholders of Grantor in favor of the Arbor Voting Proposals shall not have been obtained at the Arbor Stockholders' Meeting (as such terms are defined in the Merger Agreement) or any adjournment or postponement thereof; (2) the Board of Directors of Grantor shall have withdrawn or modified its recommendation of the Merger Agreement or the Merger;
(3) the Board of Directors of Grantor shall have recommended to the stockholders of Grantor an Alternative Transaction (as defined in the Merger Agreement); (4) a tender offer or exchange offer for 15% or more of the outstanding shares of Grantor Common Stock shall have been commenced (other than by Grantee or an affiliate of Grantee) and the Board of Directors of Grantor shall have recommended that the stockholders of Grantor tender their shares in such tender or exchange offer; or (5) for any reason Grantor shall have failed to call and hold the Arbor Stockholders' Meeting (as defined in the Merger Agreement) by the Outside Date (as defined in the Merger Agreement) and Grantor is not at such time otherwise entitled to terminate the Merger Agreement pursuant to Section 8.01(g) thereof.

     3.   THE CLOSING.

          (a) Any closing hereunder shall take place on the date specified by the Grantee in its Stock Exercise Notice or Cash Exercise Notice, as the case may be, at 10:00 A.M., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, or, if the conditions set forth in Section 2(a) or 2(b) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, (i) in the event of a closing pursuant to Section 1(b) hereof, the Grantor will deliver to the Grantee a certificate or certificates, duly endorsed (or accompanied by duly executed stock powers), representing the Shares in the denominations designated by the Grantee in its Stock Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price or (ii) in the event of a closing pursuant to Section 1(c) hereof, the Grantor will deliver to the Grantee cash in an amount determined pursuant to Section 1(c) hereof. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of immediately available federal funds to a bank designated by the party receiving such funds.

          (b) The certificates representing the Shares may bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

     4. REPRESENTATIONS AND WARRANTIES OF THE GRANTOR. The Grantor represents and warrants to the Grantee that (a) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantor and constitutes a valid and binding obligation of the Grantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the Grantor has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Grantor upon exercise of the Option, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) except as otherwise required by the HSR Act, the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any charter or by-law, indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, decree or restriction by which the Grantor or any of its subsidiaries or any of their respective properties or assets is bound; and (e) no "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation (including, without limitation, Section 203 of the Delaware General Corporation Law) is or shall be applicable to the acquisition of Shares pursuant to this Agreement.

     5. REPRESENTATIONS AND WARRANTIES OF THE GRANTEE. The Grantee represents and warrants to the Grantor that (a) the execution and delivery of this Agreement by the Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantee and will constitute a valid and binding obligation of Grantee; and (b) the Grantee is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

     6.   LISTING OF SHARES; HSR ACT FILINGS; GOVERNMENTAL CONSENTS;
          DIRECTORSHIP.

          (a) Subject to applicable law and the rules and regulations of the Nasdaq National Market, the Grantor will promptly file an application to list the Shares on the Nasdaq National Market and will use its best efforts to obtain approval of such listing and to effect all necessary filings by the Grantor under the HSR Act; provided, however, that if the Grantor is unable to effect such listing on the Nasdaq National Market by the Closing Date, the Grantor will nevertheless be obligated to deliver the Shares upon the Closing Date. Each of the parties hereto will use its best efforts to obtain consents of all third parties and governmental authorities, if any, necessary to the consummation of the transactions contemplated.

          (b) Upon exercise by the Grantee of the Option, in whole or in part, for at least 1,143,000 Shares (such number representing approximately 10% of the number of outstanding shares of Common Stock on the date hereof) the Grantee shall be entitled to designate one person to be appointed to the Board of Directors of the Grantor. Within five business days of the giving of notice by the Grantee to the Grantor of the name of such designee, the Grantor, subject to the fiduciary obligations of the Board of Directors of the Grantor, shall cause such designee to be appointed to the Board of Directors of the Grantor. Thereafter, subject to the further provisions hereof, the Grantor's nominating committee (or any other committee exercising a similar function) shall recommend to the Board of Directors of the Grantor that such person designated by the Grantee be included in the slate of nominees recommended by the Board of Directors to the stockholders for election as directors at each annual meeting of stockholders of the Grantor. In the event that the designee of the Grantee shall cease to serve as a director for any reason, the Grantee shall give notice to the Grantor of the name of a designee to fill such vacancy in accordance with the second and third sentences of this Section 6(b). If any such person has been designated by the Grantee and not approved by the Board of Directors, the Grantee shall be permitted to designate a substitute designee for such person in accordance with this Section 6(b). Notwithstanding the foregoing, the Grantor shall not be required to nominate the designee of the Grantee, and shall be entitled to request and receive the resignation of any designee of the Grantee then serving on the Board of Directors of the Grantor, at any time that the Grantee then beneficially owns less than 1,143,000 shares of Common Stock. The Grantee and the Grantor agree to take such steps as may be necessary to give effect to this Section 6(b) in a manner consistent with applicable law.

     7. COVENANTS OF THE GRANTEE. For so long as, and at any time that, a designee of the Grantee is a member of the Board of Directors of the Grantor, the Grantee covenants and agrees that the Grantee will not enter into any agreement or understanding with any person with respect to the voting of any shares of Common Stock it may beneficially own, and shall vote all such shares beneficially owned by it (unless the aggregate of all such shares of Common Stock beneficially owned by the Grantee and its affiliates exceeds 50% of the outstanding shares of Common Stock) in favor of the Grantor's nominees for election of directors.

     8.   RIGHT OF FIRST REFUSAL. If a Change in Control Event (as defined in
Section 8(e) below) has not then already occurred, if the Grantee, at any time prior to the first anniversary of the Merger Termination Date, seeks to sell all or any part of the Shares (i) in a transaction registered under the Securities Act (other than in a registered public offering in which the underwriters are instructed to achieve a broad public distribution) or (ii) in a transaction not required to be registered under the Securities Act (other than in a transfer by operation of law upon consummation of a merger), it shall give the Grantor (or a designee of the Grantor) the opportunity, in the following manner, to purchase such Shares:

          (a) The Grantee shall give notice to the Grantor in writing of its intent to sell Shares (a "Disposition Notice"), specifying the number of Shares to be sold, the price and, if applicable, the material terms of any agreement relating thereto For purposes of this Section 8, if the Disposition Notice is given with respect to the sale of the Shares pursuant to a tender or exchange offer, it shall be assumed that all Shares tendered will be accepted for payment. The Disposition Notice may be given at any time, including prior to the giving of any Stock Exercise Notice.

          (b) The Grantor or its designee shall have the right, exercisable by written notice given to the Grantee within five business days after receipt of a Disposition Notice (or, if applicable, in the case of a proposed sale pursuant to a tender or exchange offer for shares of Common Stock, by written notice given to the Grantee at least two business days prior to the then announced expiration date of such tender or exchange offer (the "Expiration Date") if such Disposition Notice was given at least four business days prior to such Expiration Date), to purchase all, but not less than all, of the Shares specified in the Disposition Notice at the price set forth in the Disposition Notice. If the purchase price specified in the Disposition Notice includes any property other than cash, the purchase price to be paid by the Grantor shall be an amount of cash equal to the sum of (i) the cash included in the purchase price plus (ii) the fair market value of such other property at the date of the Disposition Notice. If such other property consists of securities with an existing public trading market, the average of the last sales prices for such securities on the five trading days ending five days prior to the date of the Disposition Notice shall be used as the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and at the time of the closing referred to in paragraph (c) below, agreement on the value of such other property has not been reached, the average of the closing prices for the Grantor's Common Stock on the five trading days ending five days prior to the date of the Disposition Notice shall be used as the per share purchase price; provided, however, that promptly after the closing, the Grantee and the Grantor or its designee, as the case may be, shall settle any additional amounts to be paid or returned as a result of the determination of fair market value of such other property made by a nationally recognized investment banking firm selected by the Grantor and approved by the Grantee within 30 days of the closing. Such determination shall be final and binding on all parties hereto. If, at the time of the purchase of any Shares by the Grantor (or its designee) pursuant to this Section 8, a tender or exchange offer is outstanding, then the Grantor (or its designee) shall agree at the time of such purchase to promptly pay to Grantee from time to time such additional amounts, if any, so that the consideration received by Grantee with respect to each Share shall be equal to the highest price paid for a share of Common Stock pursuant to such tender or exchange, or pursuant to any other tender or exchange offer outstanding at any time such tender or exchange offer is outstanding.

          (c) If the Grantor exercises its right of first refusal hereunder, the closing of the purchase of the Shares with respect to which such right has been exercised shall take place within five business days after the notice of such exercise (or, if applicable, in the case of a tender or exchange offer, no later than one business day prior to the expiration date of the offer if written notice was given within the time set forth in the parenthetical in the first sentence of paragraph (b) above); provided, however, that at any time prior to the closing of the purchase of Shares hereunder, the Grantee may determine not to sell the Shares and revoke the Disposition Notice and by so doing, cancel the Grantor's right of first refusal with respect to the disposition in question. The Grantor (or its designee) shall pay for the Shares in immediately available funds.

          (d) If the Grantor does not exercise its right of first refusal hereunder within the time specified for such exercise, the Grantee shall be free for 90 days following the expiration of such time for exercise to sell or enter into an agreement to sell the Shares specified in the Disposition Notice, at the price specified in the Disposition Notice or any price in excess thereof and otherwise on substantially the same terms set forth in the Disposition Notice; provided, that if such sale is not consummated within such 90-day period, then the provisions of this Section 8 will again apply to the sale of such Shares.

          (e) For purposes of the Agreement, a "Change in Control Event" shall be deemed to have occurred if (i) any person has a acquired beneficial ownership of more than 50% (excluding the Shares) of the outstanding shares of Common Stock or (ii) the Grantor shall have entered into an agreement, including without limitation an agreement in principle, providing for a merger or other business combination involving the Grantor or the acquisition of 20% or more of the assets of the Grantor and its subsidiaries, taken as a whole.

     9.   REPURCHASE OF SHARES; SALE OF SHARES.

          (a) If a Change in Control Event has not occurred prior to the first anniversary date of the Merger Termination Date, then beginning on such anniversary date, the Grantor shall have the right to purchase (the "Repurchase Right") all, but not less than all, of the Shares at the greater of (i) the Purchase Price, or (ii) the average of the closing prices for shares of Common Stock on the five trading days ending five days prior to the date the Grantor gives written notice of its intention to exercise the Repurchase Right. If the Grantor does not exercise the Repurchase Right within 30 days following the first anniversary of the Merger Termination Date, the Repurchase Right shall terminate. In the event the Grantor wishes to exercise the Repurchase Right, the Grantor shall send a written notice to the Grantee specifying a date (not later than 10 business days and not earlier than the next business day following the date such notice is given) for the closing of such purchase.

          (b) At any time prior to the first anniversary of the Merger Termination Date, the Grantee shall have the right to sell (the "Sale Right") to the Grantor all, but no less than all, of the Shares at the greater of (i) the Purchase Price or (ii) the average of the last sales prices for shares of Common Stock on the five trading days ending five days prior to the date the Grantee gives written notice of its intention to exercise the Sale Right. If the Grantee does not exercise the Sale Right prior to the first anniversary of the Merger Termination Date, the Sale Right shall terminate. In the event the Grantee wishes to exercise the Sale Right, the Grantee shall send a written notice to the Grantor specifying a date (not later than 20 business days and not earlier than 10 business days following the date such notice is given) for the closing of such sale.

     10.  REGISTRATION RIGHTS.

          (a) In the event that the Grantee shall desire to sell any of the Shares within two years after the purchase of such Shares pursuant hereto, and such sale requires, in the opinion of counsel to the Grantee, which opinion shall be reasonably satisfactory to the Grantor and its counsel, registration of such Shares under the Securities Act, the Grantor will cooperate with the Grantee and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement that complies with the requirements of applicable federal and state securities laws and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 120 days if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Grantor or any other material transaction involving the Grantor.

          (b) If the Common Stock is registered pursuant to the provisions of this Section 10, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish the Grantee such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel, the underwriting fees and selling commissions applicable to the shares of Common Stock sold by the Grantee. The Grantor shall indemnify and hold harmless Grantee, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee, its affiliates and its officers expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph. The Grantor shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Securities Exchange Act of 1934 against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph.

     11.  PROFIT LIMITATION.

          (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as defined in Section 11(c) below) exceed $30 million and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) deliver to the Grantor for cancellation Shares previously purchased by Grantee, (ii) pay cash or other consideration to the Grantor or (iii) undertake any combination thereof, so that Grantee's Total Profit shall not exceed $30 million after taking into account the foregoing actions.

          (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of Shares as would, as of the date of the Stock Exercise Notice, result in a Notional Total Profit (as defined in Section 11(c) below) of more than $30 million and, if exercise of the Option otherwise would exceed such amount, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Stock Exercise Notice so that the Notional Total Profit shall not exceed $30 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof.

          (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by Grantee pursuant to Section 8.03(c) of the Merger Agreement and Section 1(c) hereof, (ii) (x) the amount received by Grantee pursuant to the Grantor's repurchase of Shares pursuant to Sections 8 or 9 hereof, less (y) the Grantee's purchase price for such Shares, and (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price for such Shares.

          (d) As used herein, the term "Notional Total Profit" with respect to any number of Shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of the Stock Exercise Notice assuming that this Option were exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     12. EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

     13. SPECIFIC PERFORMANCE. The Grantor acknowledges that if the Grantor fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to the Grantee for which money damages would not be an adequate remedy. In such event, the Grantor agrees that the Grantee shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Grantee should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Grantor hereby waives the claim or defense that the Grantee has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Grantor further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

     14. NOTICE. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by certified mail, return receipt requested, or if sent by facsimile transmission, upon receipt of oral confirmation that such transmission has been received, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

     If to the Grantor:

     Arbor Software Corporation
     1344 Crossman Avenue
     Sunnyvale, CA 94089
     Attn: General Counsel
     Telecopy: (408) 543-4788

     With a copy to:

     Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive

     Menlo Park, CA  94025
     Attn: Robert V. Gunderson, Jr., Esq.
           Steven M. Spurlock, Esq.
     Telecopy:  (650) 321-2800

     If to the Grantee:

     Hyperion Software Corporation
     900 Long Ridge Road
     Stamford, CT  06902
     Attn: Secretary
     Telecopy: (203) 461-7795

     With a copy to:

     Hale and Dorr LLP
     60 State Street
     Boston, MA 02109

     Attn: John A. Burgess, Esq.
           Hal J. Leibowitz, Esq.
     Telecopy:  (617) 526-5000

     15. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns; provided, however, that such successors in interest or assigns shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Grantor or the Grantee, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

     16. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

     17. ASSIGNMENT. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the Grantee may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries, but no such transfer shall relieve the Grantee of its obligations hereunder if such transferee does not perform such obligations.

     18. HEADINGS. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

     20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

     21. TERMINATION. The right to exercise the Option granted pursuant to this Agreement shall terminate at the earlier of (i) the Effective Time (as defined in the Merger Agreement), (ii) the date on which Grantee realizes a Total Profit of $30 million and (iii) 90 days after the Merger Termination Date (the date referred to in clause (iii) being hereinafter referred to as the "Option Termination Date"); provided that if the Option cannot be exercised or the Shares cannot be delivered to Grantee upon such exercise because the conditions set forth in Section 2(a) or Section 2(b) hereof have not yet been satisfied, the Option Termination Date shall be extended until thirty days after such impediment to exercise has been removed; and provided, further, that, if at any time the Grantee seeks to exercise the Option by delivery of a Stock Exercise Notice but is unable to do so with respect to all of the Shares subject to the Option at the Purchase Price because of the limitation on profit contained in
Section 11(b) hereof, the Option Termination Date shall be extended for an additional 180 days from the date of such Stock Exercise Notice (but in no event shall the Option Termination Date be more than 270 days after the Merger Termination Date).

     All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

     22. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     23. PUBLIC ANNOUNCEMENT. The Grantee will consult with the Grantor and the Grantor will consult with the Grantee before issuing any press release with respect to the initial announcement of this Agreement, the Option or the transactions contemplated hereby and neither party shall issue any such press release prior to such consultation except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or by the National Association of Securities Dealers, Inc.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                    Hyperion Software Corporation

                                    By: /s/ James Perakis
                                        ----------------------------------------

                                    Title: Chairman and Chief Executive Officer
                                          --------------------------------------

                                    Arbor Software Corporation


                                    By: /s/ John Dillon
                                        ----------------------------------------

                                    Title: President and Chief Executive Officer
                                          --------------------------------------

                                                                       Exhibit B
                                                                       ---------

                                                    Arbor Stock Option Agreement



     STOCK OPTION AGREEMENT, dated as of May 25, 1998 (the "Agreement"), between ARBOR SOFTWARE CORPORATION, a Delaware corporation (the "Grantee"), and HYPERION SOFTWARE CORPORATION, a Delaware corporation (the "Grantor").

     WHEREAS, the Grantee, the Grantor and HSC Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Grantee ("Sub"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Sub with and into the Grantor;

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Grantee has requested that the Grantor grant to the Grantee an option to purchase 3,789,000 shares of Common Stock, par value $0.01 per share, of the Grantor (the "Common Stock"), upon the terms and subject to the conditions hereof; and

     WHEREAS, in order to induce the Grantee to enter into the Merger Agreement, the Grantor is willing to grant the Grantee the requested option.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1.   THE OPTION; EXERCISE; ADJUSTMENTS; PAYMENT OF SPREAD.

          (a) Contemporaneously herewith the Grantee, Sub and the Grantor are entering into the Merger Agreement. Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 3,789,000 shares of Common Stock (the "Shares") at a cash purchase price equal to the lowest of (i) $38.125 per Share, (ii) the average closing price of the Common Stock on the Nasdaq National Market for the five consecutive trading days beginning on and including the day that the Merger is publicly announced, or (iii) the average closing price of the Common Stock on the Nasdaq National Market for the five consecutive trading days immediately preceding the public announcement of an Alternative Transaction (as defined in the Merger Agreement) involving Grantor giving rise to the right to exercise this Option pursuant to Section 2 below (the "Purchase Price"). The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following the occurrence of one of the events set forth in Section 2(c) hereof and prior to the termination of the Option in accordance with the terms of this Agreement.

          (b) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Stock Exercise Notice") specifying a date (subject to the HSR Act (as defined below)) not later than 10 business days and not earlier than the next business day following the date such notice is given for the closing of such purchase. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Grantor, the number of Shares subject to this Option and the purchase price per Share shall be appropriately adjusted to restore to the Grantee its rights hereunder, including its right to purchase Shares representing 19.9% of the capital stock of the Grantor entitled to vote generally for the election of the directors of the Grantor which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by 3,789,000.

          (c) If at any time the Option is then exercisable pursuant to the terms of Section 1(a) hereof, the Grantee may elect, in lieu of exercising the Option to purchase Shares provided in Section 1.(a) hereof, to send a written notice to the Grantor (the "Cash Exercise Notice") specifying a date not later than 20 business days and not earlier than 10 business days following the date such notice is given on which date the Grantor shall pay to the Grantee an amount in cash equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Grantee shall specify. As used herein "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by any person in an Alternative Transaction (as defined in the Merger Agreement) (the "Alternative Purchase Price") or (y) the closing price of the shares of Common Stock on the Nasdaq National Market on the last trading day immediately prior to the date of the Cash Exercise Notice (the "Closing Price"). If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Alternative Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Alternative Purchase Price shall be deemed to equal the Closing Price. Upon exercise of its right to receive cash pursuant to this Section 1(c), the obligations of the Grantor to deliver Shares pursuant to

Section 3 shall be terminated with respect to such number of Shares for which the Grantee shall have elected to be paid the Spread.

     2. CONDITIONS TO DELIVERY OF SHARES. The Grantor's obligation to deliver Shares upon exercise of the Option or the Spread upon exercise of the Grantor's rights under Section 1(c) above is subject only to the conditions that:

          (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

          (b) Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated; and

          (c) A proposal for an Alternative Transaction involving Grantor shall have been made prior to the date the Merger Agreement is terminated pursuant to the terms thereof (the "Merger Termination Date") and one or more of the following events shall have occurred on or after the date of the making of such proposal: (1) the requisite vote of the stockholders of Grantor in favor of the Merger Agreement and the Merger shall not have been obtained at the Hyperion Stockholders' Meeting (as such term is defined in the Merger Agreement) or any adjournment or postponement thereof; (2) the Board of Directors of Grantor shall have withdrawn or modified its recommendation of the Merger Agreement or the Merger; (3) the Board of Directors of Grantor shall have recommended to the stockholders of Grantor an Alternative Transaction (as defined in the Merger Agreement); (4) a tender offer or exchange offer for 15% or more of the outstanding shares of Grantor Common Stock shall have been commenced (other than by Grantee or an affiliate of Grantee) and the Board of Directors of Grantor shall have recommended that the stockholders of Grantor tender their shares in such tender or exchange offer; or (5) for any reason Grantor shall have failed to call and hold the Hyperion Stockholders' Meeting (as defined in the Merger Agreement) by the Outside Date (as defined in the Merger Agreement) and Grantor is not at such time otherwise entitled to terminate the Merger Agreement pursuant to Section 8.01(g) thereof.

     3.   THE CLOSING.

          (a) Any closing hereunder shall take place on the date specified by the Grantee in its Stock Exercise Notice or Cash Exercise Notice, as the case may be, at 10:00 A.M., local time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California, or, if the conditions set forth in Section 2(a) or 2(b) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, (i) in the event of a closing pursuant to Section 1(b) hereof, the Grantor will deliver to the Grantee a certificate or certificates, duly endorsed (or accompanied by duly executed stock powers), representing the Shares in the denominations designated by the Grantee in its Stock Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price or
(ii) in the event of a closing pursuant to Section 1(c) hereof, the Grantor will deliver to the Grantee cash in an amount determined pursuant to Section 1(c) hereof. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of immediately available federal funds to a bank designated by the party receiving such funds.

          (b) The certificates representing the Shares may bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

     4. REPRESENTATIONS AND WARRANTIES OF THE GRANTOR. The Grantor represents and warrants to the Grantee that (a) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantor and constitutes a valid and binding obligation of the Grantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the Grantor has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Grantor upon exercise of the Option, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) except as otherwise required by the HSR Act, the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any charter or by-law, indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, decree or restriction by which the Grantor or any of its subsidiaries or any of their respective properties or assets is bound; (e) no "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation (including, without limitation, Section 203 of the Delaware General Corporation Law) is or shall be applicable to the acquisition of Shares pursuant to this Agreement; and (f) the Grantor has taken all corporate action necessary so that the grant and any subsequent exercise of the Option by the Grantee will not result in the separation, distribution, trigger or exercisability of rights under the Rights Agreement, dated as of November 17, 1995, between the Grantor and American Stock Transfer & Trust Company, as Rights Agent.

     5. REPRESENTATIONS AND WARRANTIES OF THE GRANTEE. The Grantee represents and warrants to the Grantor that (a) the execution and delivery of this Agreement by the Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantee and will constitute a valid and binding obligation of Grantee; and (b) the Grantee is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

     6.   LISTING OF SHARES; HSR ACT FILINGS; GOVERNMENTAL CONSENTS;
          DIRECTORSHIP.

          (a) Subject to applicable law and the rules and regulations of the Nasdaq National Market, the Grantor will promptly file an application to list the Shares on the Nasdaq National Market and will use its best efforts to obtain approval of such listing and to effect all necessary filings by the Grantor under the HSR Act; provided, however, that if the Grantor is unable to effect such listing on the Nasdaq National Market by the Closing Date, the Grantor will nevertheless be obligated to deliver the Shares upon the Closing Date. Each of the parties hereto will use its best efforts to obtain consents of all third parties and governmental authorities, if any, necessary to the consummation of the transactions contemplated.

          (b) Upon exercise by the Grantee of the Option, in whole or in part, for at least 1,900,000 Shares (such number representing approximately 10% of the number of outstanding shares of Common Stock on the date hereof) the Grantee shall be entitled to designate one person to be appointed to the Board of Directors of the Grantor. Within five business days of the giving of notice by the Grantee to the Grantor of the name of such designee, the Grantor, subject to the fiduciary obligations of the Board of Directors of the Grantor, shall cause such designee to be appointed to the Board of Directors of the Grantor. Thereafter, subject to the further provisions hereof, the Grantor's nominating committee (or any other committee exercising a similar function) shall recommend to the Board of Directors of the Grantor that such person designated by the Grantee be included in the slate of nominees recommended by the Board of Directors to the stockholders for election as directors at each annual meeting of stockholders of the Grantor. In the event that the designee of the Grantee shall cease to serve as a director for any reason, the Grantee shall give notice to the Grantor of the name of a designee to fill such vacancy in accordance with the second and third sentences of this Section 6(b). If any such person has been designated by the Grantee and not approved by the Board of Directors, the Grantee shall be permitted to designate a substitute designee for such person in accordance with this Section 6(b). Notwithstanding the foregoing, the Grantor shall not be required to nominate the designee of the Grantee, and shall be entitled to request and receive the resignation of any designee of the Grantee then serving on the Board of Directors of the Grantor, at any time that the Grantee then beneficially owns less than 1,900,000 shares of Common Stock. The Grantee and the Grantor agree to take such steps as may be necessary to give effect to this Section 6(b) in a manner consistent with applicable law.

     7. COVENANTS OF THE GRANTEE. For so long as, and at any time that, a designee of the Grantee is a member of the Board of Directors of the Grantor, the Grantee covenants and agrees that the Grantee will not enter into any agreement or understanding with any person with respect to the voting of any shares of Common Stock it may beneficially own, and shall vote all such shares beneficially owned by it (unless the aggregate of all such shares of Common Stock beneficially owned by the Grantee and its affiliates exceeds 50% of the outstanding shares of Common Stock) in favor of the Grantor's nominees for election of directors.

     8.   RIGHT OF FIRST REFUSAL. If a Change in Control Event (as defined in
Section 8(e) below) has not then already occurred, if the Grantee, at any time prior to the first anniversary of the Merger Termination Date, seeks to sell all or any part of the Shares (i) in a transaction registered under the Securities Act (other than in a registered public offering in which the underwriters are instructed to achieve a broad public distribution) or (ii) in a transaction not required to be registered under the Securities Act (other than in a transfer by operation of law upon consummation of a merger), it shall give the Grantor (or a designee of the Grantor) the opportunity, in the following manner, to purchase such Shares:

          (a) The Grantee shall give notice to the Grantor in writing of its intent to sell Shares (a "Disposition Notice"), specifying the number of Shares to be sold, the price and, if applicable, the material terms of any agreement relating thereto For purposes of this Section 8, if the Disposition Notice is given with respect to the sale of the Shares pursuant to a tender or exchange offer, it shall be assumed that all Shares tendered will be accepted for payment. The Disposition Notice may be given at any time, including prior to the giving of any Stock Exercise Notice.

          (b) The Grantor or its designee shall have the right, exercisable by written notice given to the Grantee within five business days after receipt of a Disposition Notice (or, if applicable, in the case of a proposed sale pursuant to a tender or exchange offer for shares of Common Stock, by written notice given to the Grantee at least two business days prior to the then announced expiration date of such tender or exchange offer (the "Expiration Date") if such Disposition Notice was given at least four business days prior to such Expiration Date), to purchase all, but not less than all, of the Shares specified in the Disposition Notice at the price set forth in the Disposition Notice. If the purchase price specified in the Disposition Notice includes any property other than cash, the purchase price to be paid by the Grantor shall be an amount of cash equal to the sum of (i) the cash included in the purchase price plus (ii) the fair market value of such other property at the date of the Disposition Notice. If such other property consists of securities with an existing public trading market, the average of the last sales prices for such securities on the five trading days ending five days prior to the date of the Disposition Notice shall be used as the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and at the time of the closing referred to in paragraph (c) below, agreement on the value of such other property has not been reached, the average of the closing prices for the Grantor's Common Stock on the five trading days ending five days prior to the date of the Disposition Notice shall be used as the per share purchase price; provided, however, that promptly after the closing, the Grantee and the Grantor or its designee, as the case may be, shall settle any additional amounts to be paid or returned as a result of the determination of fair market value of such other property made by a nationally recognized investment banking firm selected by the Grantor and approved by the Grantee within 30 days of the closing. Such determination shall be final and binding on all parties hereto. If, at the time of the purchase of any Shares by the Grantor (or its designee) pursuant to this Section 8, a tender or exchange offer is outstanding, then the Grantor (or its designee) shall agree at the time of such purchase to promptly pay to Grantee from time to time such additional amounts, if any, so that the consideration received by Grantee with respect to each Share shall be equal to the highest price paid for a share of Common Stock pursuant to such tender or exchange, or pursuant to any other tender or exchange offer outstanding at any time such tender or exchange offer is outstanding.

          (c) If the Grantor exercises its right of first refusal hereunder, the closing of the purchase of the Shares with respect to which such right has been exercised shall take place within five business days after the notice of such exercise (or, if applicable, in the case of a tender or exchange offer, no later than one business day prior to the expiration date of the offer if written notice was given within the time set forth in the parenthetical in the first sentence of paragraph (b) above); provided, however, that at any time prior to the closing of the purchase of Shares hereunder, the Grantee may determine not to sell the Shares and revoke the Disposition Notice and by so doing, cancel the Grantor's right of first refusal with respect to the disposition in question. The Grantor (or its designee) shall pay for the Shares in immediately available funds.

          (d) If the Grantor does not exercise its right of first refusal hereunder within the time specified for such exercise, the Grantee shall be free for 90 days following the expiration of such time for exercise to sell or enter into an agreement to sell the Shares specified in the Disposition Notice, at the price specified in the Disposition Notice or any price in excess thereof and otherwise on substantially the same terms set forth in the Disposition Notice; provided, that if such sale is not consummated within such 90-day period, then the provisions of this Section 8 will again apply to the sale of such Shares.

          (e) For purposes of the Agreement, a "Change in Control Event" shall be deemed to have occurred if (i) any person has a acquired beneficial ownership of more than 50% (excluding the Shares) of the outstanding shares of Common Stock or (ii) the Grantor shall have entered into an agreement, including without limitation an agreement in principle, providing for a merger or other business combination involving the Grantor or the acquisition of 20% or more of the assets of the Grantor and its subsidiaries, taken as a whole.

     9.   REPURCHASE OF SHARES; SALE OF SHARES.

          (a) If a Change in Control Event has not occurred prior to the first anniversary date of the Merger Termination Date, then beginning on such anniversary date, the Grantor shall have the right to purchase (the "Repurchase Right") all, but not less than all, of the Shares at the greater of (i) the Purchase Price, or (ii) the average of the closing prices for shares of Common Stock on the five trading days ending five days prior to the date the Grantor gives written notice of its intention to exercise the Repurchase Right. If the Grantor does not exercise the Repurchase Right within 30 days following the first anniversary of the Merger Termination Date, the Repurchase Right shall terminate. In the event the Grantor wishes to exercise the Repurchase Right, the Grantor shall send a written notice to the Grantee specifying a date (not later than 10 business days and not earlier than the next business day following the date such notice is given) for the closing of such purchase.

          (b) At any time prior to the first anniversary of the Merger Termination Date, the Grantee shall have the right to sell (the "Sale Right") to the Grantor all, but no less than all, of the Shares at the greater of (i) the Purchase Price or (ii) the average of the last sales prices for shares of Common Stock on the five trading days ending five days prior to the date the Grantee gives written notice of its intention to exercise the Sale Right. If the Grantee does not exercise the Sale Right prior to the first anniversary of the Merger Termination Date, the Sale Right shall terminate. In the event the Grantee wishes to exercise the Sale Right, the Grantee shall send a written notice to the Grantor specifying a date (not later than 20 business days and not earlier than 10 business days following the date such notice is given) for the closing of such sale.

     10.  REGISTRATION RIGHTS.

          (a) In the event that the Grantee shall desire to sell any of the Shares within two years after the purchase of such Shares pursuant hereto, and such sale requires, in the opinion of counsel to the Grantee, which opinion shall be reasonably satisfactory to the Grantor and its counsel, registration of such Shares under the

Securities Act, the Grantor will cooperate with the Grantee and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement that complies with the requirements of applicable federal and state securities laws and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 120 days if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Grantor or any other material transaction involving the Grantor.

          (b) If the Common Stock is registered pursuant to the provisions of this Section 10, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish the Grantee such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel, the underwriting fees and selling commissions applicable to the shares of Common Stock sold by the Grantee. The Grantor shall indemnify and hold harmless Grantee, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee, its affiliates and its officers expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph. The Grantor shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Securities Exchange Act of 1934 against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph.

     11.  PROFIT LIMITATION.

          (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as defined in Section 11(c) below) exceed $30 million and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) deliver to the Grantor for cancellation Shares previously purchased by Grantee, (ii) pay cash or other consideration to the Grantor or (iii) undertake any combination thereof, so that Grantee's Total Profit shall not exceed $30 million after taking into account the foregoing actions.

          (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of Shares as would, as of the date of the Stock Exercise Notice, result in a Notional Total Profit (as defined in Section 11(d) below) of more than $30 million and, if exercise of the Option otherwise would exceed such amount, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Stock Exercise Notice so that the Notional Total Profit shall not exceed $30 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof.

          (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by Grantee pursuant to Section 8.03(e) of the Merger Agreement and Section 1(c) hereof, (ii) (x) the amount received by Grantee pursuant to the Grantor's repurchase of Shares pursuant to Sections 8 or 9 hereof, less (y) the Grantee's purchase price for such Shares, and (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price for such Shares.

          (d) As used herein, the term "Notional Total Profit" with respect to any number of Shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of the Stock Exercise Notice assuming that this Option were exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     12. EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

     13. SPECIFIC PERFORMANCE. The Grantor acknowledges that if the Grantor fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to the Grantee for which money damages would not be an adequate remedy. In such event, the Grantor agrees that the Grantee shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Grantee should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Grantor hereby waives the claim or defense that the Grantee has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Grantor further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

     14. NOTICE. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by certified mail, return receipt requested, or if sent by facsimile transmission, upon receipt of oral confirmation that such transmission has been received, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

     If to the Grantor:

     Hyperion Software Corporation
     900 Long Ridge Road
     Stamford, CT  06902
     Attn: Secretary
     Telecopy: (203) 461-7795

     With a copy to:

     Hale and Dorr LLP
     60 State Street
     Boston, MA 02109

     Attn: John A. Burgess, Esq.
           Hal J. Leibowitz, Esq.
     Telecopy:  (617) 526-5000

     If to the Grantee:

     Arbor Software Corporation
     1344 Crossman Avenue
     Sunnyvale, CA 94089
     Attn: General Counsel
     Telecopy: (408) 543-4788

     With a copy to:

     Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive

     Menlo Park, CA  94025
     Attn: Robert V. Gunderson, Jr., Esq.
           Steven M. Spurlock, Esq.
     Telecopy:  (650) 321-2800

     15. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns; provided, however, that such successors in interest or assigns shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Grantor or the Grantee, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

     16. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

     17. ASSIGNMENT. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the Grantee may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries, but no such transfer shall relieve the Grantee of its obligations hereunder if such transferee does not perform such obligations.

     18. HEADINGS. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

     20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

     21. TERMINATION. The right to exercise the Option granted pursuant to this Agreement shall terminate at the earlier of (i) the Effective Time (as defined in the Merger Agreement), (ii) the date on which Grantee realizes a Total Profit of $30 million and (iii) 90 days after the Merger Termination Date (the date referred to in clause (iii) being hereinafter referred to as the "Option Termination Date"); provided that if the Option cannot be exercised or the Shares cannot be delivered to Grantee upon such exercise because the conditions set forth in Section 2(a) or Section 2(b) hereof have not yet been satisfied, the Option Termination Date shall be extended until thirty days after such impediment to exercise has been removed; and provided, further, that, if at any time the Grantee seeks to exercise the Option by delivery of a Stock Exercise Notice but is unable to do so with respect to all of the Shares subject to the Option at the Purchase Price because of the limitation on profit contained in
Section 11(b) hereof, the Option Termination Date shall be extended for an additional 180 days from the date of such Stock Exercise Notice (but in no event shall the Option Termination Date be more than 270 days after the Merger Termination Date).

     All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

     22. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     23. PUBLIC ANNOUNCEMENT. The Grantee will consult with the Grantor and the Grantor will consult with the Grantee before issuing any press release with respect to the initial announcement of this Agreement, the Option or the transactions contemplated hereby and neither party shall issue any such press release prior to such consultation except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or by the National Association of Securities Dealers, Inc.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                    Arbor Software Corporation

                                    By: /s/ John Dillon
                                        ----------------------------------------

                                    Title: President and Chief Executive Officer
                                          --------------------------------------

                                    Hyperion Software Corporation

                                    By: /s/ James Perakis
                                        ----------------------------------------

                                    Title: Chairman and Chief Executive Officer
                                           -------------------------------------

                   EXHIBIT C -- DIRECTOR AND OFFICER DESIGNEES

         C-1      --       Hyperion Designees

                           James A. Perakis
                           Gary G. Greenfield
                           Harry S. Gruner
                           Aldo Papone

         C-2      --       Arbor Designees

                           John M. Dillon
                           Mark Perry
                           Jeffrey R. Rodek

         C-3      --       Directors Classes

                           Class I Directors
                           (terms ending at the

                           1999 Annual Meeting of Stockholders)
                           ------------------------------------

                           Gary G. Greenfield
                           Mark Perry

                           Class II Directors
                           (terms ending at the

                           2000 Annual Meeting of Stockholders)
                           ------------------------------------

                           Harry S. Gruner
                           Aldo Papone
                           Jeffrey R. Rodek

                           Class III Directors
                           (terms ending at the

                           2001 Annual Meeting of Stockholders)
                           ------------------------------------

                           John M. Dillon
                           James A. Perakis

         C-4      --       Officers

                           Chairman:  James A. Perakis
                           President and Chief Executive Officer: John M. Dillon Chief Financial Officer: Stephen V. Imbler

                                                                     Exhibit D-1
                                                                     -----------

                                                    Hyperion Affiliate Agreement


                               AFFILIATE AGREEMENT

                              ______________, 1998

Hyperion Software Corporation
900 Long Ridge Road
Stamford, CT  06902

Arbor Software Corporation
1344 Crossman Avenue
Sunnyvale, CA 94089

Ladies and Gentlemen:

     An Agreement and Plan of Merger dated as of May 25, 1998 (the "Agreement") has been entered into by and among Hyperion Software Corporation, a Delaware corporation ("Hyperion"), Arbor Software Corporation, a Delaware corporation ("Arbor"), and HSC Merger Corp., a Delaware corporation and a wholly owned subsidiary of Arbor (the "Sub"). The Agreement provides for the merger of the Sub with and into Hyperion (the "Merger"). In accordance with the Agreement, shares of common stock, $.01 par value per share, of Hyperion (the "Hyperion Common Stock") shall be converted into shares of common stock, $.001 par value per share, of Arbor (the "Arbor Common Stock"), as described in the Agreement.

     The undersigned has been advised that as of the date of this agreement the undersigned may be deemed to be an "affiliate" of Hyperion, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or as such term is used in, and for purposes of, Accounting Series Releases Nos. 130 and 135, as amended, of the Commission.

     In consideration of the mutual agreements, provisions and covenants set forth in the Agreement and hereinafter in this agreement, the undersigned represents and agrees as follows:

     1. POOLING REQUIREMENTS. The undersigned will not within the 30 day period prior to the Effective Time (as defined in the Agreement), sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk

                                      D-1-1
relating to, any shares of Hyperion Common Stock or Arbor Common Stock owned by the undersigned. In addition, the undersigned will not sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any Arbor Common Stock issued to the undersigned pursuant to the Merger, or any other shares of Arbor capital stock, until after such time as Arbor has published (within the meaning of Accounting Series Release No. 135, as amended, of the Commission) financial results covering at least 30 days of combined operations of Hyperion and Arbor.

     2. RULE 145. The undersigned will not offer, sell, pledge, hypothecate, transfer or otherwise dispose of, or reduce its interest in or risk relating to, any of the shares of Arbor Common Stock issued to the undersigned in the Merger unless at such time either: (i) such transaction is permitted pursuant to the provisions of Rule 145 under the Securities Act; (ii) the undersigned shall have furnished to Arbor an opinion of counsel, reasonably satisfactory to Arbor, to the effect that such transaction is otherwise exempt from the registration requirements of the Securities Act; or (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, hypothecation, transfer or other disposition shall be effective under the Securities Act.

     3.   LEGEND.

          (a) The undersigned understands that all certificates representing Arbor Common Stock delivered to the undersigned pursuant to the Merger shall bear a legend in substantially the form set forth below, until the earlier to occur of (i) one of the events referred to in Section 2 above or (ii) the date on which the undersigned requests removal of such legend, provided, that such request occurs at least two years from the Effective Date (as defined in the Merger Agreement) and that the undersigned is not at the time of such request, and has not been during the three months period preceding to such request, an affiliate of Arbor.

     "The shares represented by this certificate were issued in a transaction to which Rule 145 of the Securities Act of 1933 applies and may only be transferred in accordance with the provisions of such rule. In addition, the shares represented by this certificate may only be transferred in accordance with the terms of an affiliate agreement dated ____________, 1998 between the initial holder hereof and Arbor Software Corporation, a copy of which agreement may be inspected by the holder of this certificate at the principal offices of Arbor Software Corporation, or furnished by Arbor Software Corporation to the holder of this certificate upon written request, without charge."

                                      D-1-2

          (b) Arbor in its discretion may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Arbor Common Stock that are required to bear the foregoing legend.

     4. GENERAL PROVISIONS. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws. This agreement shall be binding on the undersigned's successors and assigns, including his or her heirs, executors and administrators.

     The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel or counsel for Hyperion.

                                   Very truly yours,


                                   ---------------------------------------------
                                   Signature


                                   ---------------------------------------------
                                   Print Name


Accepted:

HYPERION SOFTWARE CORPORATION

By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------

Dated:
      -------------------------------


                                      D-1-3

ARBOR SOFTWARE CORPORATION

By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------

Dated:
      -------------------------------


                                      D-1-4

                                                                     Exhibit D-2
                                                                     -----------

                                                       Arbor Affiliate Agreement


                               AFFILIATE AGREEMENT

                              ______________, 1998


Hyperion Software Corporation
900 Long Ridge Road
Stamford, CT  06902

Arbor Software Corporation
1344 Crossman Avenue
Sunnyvale, CA 94089

Ladies and Gentlemen:

     An Agreement and Plan of Merger dated as of May 25, 1998 (the "Agreement") has been entered into by and among Hyperion Software Corporation, a Delaware corporation ("Hyperion"), Arbor Software Corporation, a Delaware corporation ("Arbor"), and HSC Merger Corp., a Delaware corporation and a wholly owned subsidiary of Arbor (the "Sub"). The Agreement provides for the merger of the Sub with and into Hyperion (the "Merger"). In accordance with the Agreement, shares of common stock, $.01 par value per share, of Hyperion (the "Hyperion Common Stock") shall be converted into shares of common stock, $.001 par value per share, of Arbor (the "Arbor Common Stock"), as described in the Agreement.

     The undersigned has been advised that as of the date of this agreement the undersigned may be deemed to be an "affiliate" of Arbor, as the term "affiliate" is defined under the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and/or as such term is used in, and for purposes of, Accounting Series Releases Nos. 103 and 135, as amended, of the Commission.

     In consideration of the mutual agreements, provisions and covenants set forth in the Agreement and hereinafter in this agreement, the undersigned represents and agrees as follows:

     1. POOLING REQUIREMENTS. The undersigned will not within the 30 day period prior to the Effective Time (as defined in the Agreement), sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any shares of Hyperion Common Stock or Arbor Common Stock owned by



                                      D-2-1
the undersigned. In addition, the undersigned will not sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to any shares of Arbor capital stock, until after such time as Arbor has published (within the meaning of Accounting Series Release No. 135, as amended, of the Commission) financial results covering at least 30 days of combined operations of Hyperion and Arbor.

     2. GENERAL PROVISIONS. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws. This agreement shall be binding on the undersigned's successors and assigns, including his heirs, executors and administrators.

     The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel or counsel for Arbor.

                                   Very truly yours,


                                   ---------------------------------------------
                                   Signature


                                   ---------------------------------------------
                                   Print Name


Accepted:

HYPERION SOFTWARE CORPORATION

By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------

Dated:
      -------------------------------


                                      D-2-2

ARBOR SOFTWARE CORPORATION

By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------

Dated:
      -------------------------------